UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Lincoln National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

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PHILADELPHIA, PENNSYLVANIA

April 8, 2005

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln National Corporation scheduled for Thursday, May 12, 2005, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania. Our Board of Directors and management look forward to greeting you.

The enclosed Notice of Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting of Shareholders. Please review these documents carefully.

It is important that you vote your shares of our stock, either in person or by proxy. To assist you in voting your shares, we now offer, in addition to voting through the use of a proxy card, voting via telephone and over the Internet. If you are unable to attend, please sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or vote your shares in any other manner described in the enclosed proxy statement.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Jon A. Boscia
Chairman and Chief Executive Officer

LINCOLN NATIONAL CORPORATION

PHILADELPHIA, PENNSYLVANIA

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

April 8, 2005

The Annual Meeting of Shareholders of LINCOLN NATIONAL CORPORATION will be held on Thursday, May 12, 2005, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania.

The items of business are:

1.	to elect three directors for three-year terms expiring in 2008;

2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2005;

3.	to approve the Lincoln National Corporation Amended and Restated Incentive Compensation Plan, and

4.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 7, 2005. Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) call the 800 toll-free number listed on the proxy card; (3) vote via the Internet as indicated on the proxy card; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

C. Suzanne Womack
Secretary

TABLE OF CONTENTS

PROXY STATEMENT	1
SOLICITATION OF PROXIES	2
VOTING	2
DIRECTOR INDEPENDENCE	4
CORPORATE GOVERNANCE	4
ITEM 1 - ELECTION OF DIRECTORS	6
Nominees for Terms Expiring in 2008	6
Directors Continuing in Office	8
THE BOARD OF DIRECTORS	12
Committees	12
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15
SECURITY OWNERSHIP	16
EXECUTIVE COMPENSATION	17
RELATED PARTY TRANSACTION	31
COMPENSATION OF DIRECTORS	31
ITEM 2 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
Independent Registered Public Accounting Firm Fees and Services	35
Audit Committee Pre-Approval Policy	36
Audit Committee Report	36
ITEM 3 - APPROVAL OF THE LINCOLN NATIONAL CORPORATION AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN	37
TABLE A – Security Ownership of Directors, Nominees and Executive Officers	46
TABLE B – Security Ownership of Certain Beneficial Owners	47
TABLE C – Summary Compensation Table	48
TABLE D – Long Term Incentive Plans – Awards in Last Fiscal Year	50
TABLE E – Options/SAR Grants in Last Fiscal Year	52
TABLE F – Aggregated Option/SAR Exercise in Last Fiscal Year and Fiscal Year-End Option/SAR Values	53
TABLE G – Pension Table	54
GENERAL	56
Director Nomination Process	56
Shareholder Proposals	57
Communications With Directors	58
Director Attendance At 2004 Annual Meeting	58
Annual Report	58
EXHIBIT 1 – Section 10 – Notice of Shareholder Business	E-1
EXHIBIT 2 – Section 11 – Notice of Shareholder Nominees	E-2
EXHIBIT 3 – Lincoln National Corporation Audit Committee Charter	E-3
EXHIBIT 4 – Lincoln National Corporation Compensation Committee Charter	E-9
EXHIBIT 5 – Lincoln National Corporation Corporate Governance Committee Charter	E-12
EXHIBIT 6 – Lincoln National Corporation Corporate Governance Guidelines	E-15
EXHIBIT 7 – Policy Regarding Approval of Services of Independent Auditor	E-26
EXHIBIT 8 – Amended and Restated Incentive Compensation Plan	E-29

i

LINCOLN NATIONAL CORPORATION

1500 MARKET STREET, SUITE 3900

CENTRE SQUARE WEST

PHILADELPHIA, PENNSYLVANIA 19102

PROXY STATEMENT

Annual Meeting of Shareholders

May 12, 2005

Our Board of Directors is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for May 12, 2005 (the “Annual Meeting”). The Annual Meeting will be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania. The matters to be voted upon are set forth in the enclosed Notice of Annual Meeting of Shareholders (the “Notice”). We are first mailing this Proxy Statement and enclosed proxy to our shareholders on or about April 8, 2005.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you execute the attached proxy card, the individuals designated on that card (Jon A. Boscia, Jill S. Ruckelshaus, and C. Suzanne Womack) will vote your shares according to your instructions. If any matter other than Items 1, 2 and 3 listed in the Notice is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

To assist you in deciding how to vote, this Proxy Statement includes narrative information about us, our officers and directors, nominees for director, and related matters. In addition, a performance graph showing the performance over a five-year period is included on page 25. We have included tabular information regarding security ownership by our 5% beneficial owners and our directors and officers as well as the compensation of our chief executive officer and the four most highly compensated Executive Officers other than the chief executive officer, all of which is set forth in Tables A through G (beginning on page 46).

Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

SOLICITATION OF PROXIES

Introduction

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on Items 2 and 3. With respect to Item 1 (the election of directors), you may vote in favor of, or withhold your votes from, all or one or more particular nominees.

If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending our Corporate Secretary a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

Who May Solicit Proxies

Our directors, officers and employees as well as Georgeson Shareholder may solicit proxies on behalf of the Board via mail, telephone, fax, and personal contact.

Costs Of Soliciting Proxies

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record. As noted above, we have retained Georgeson Shareholder to solicit proxies. We will pay Georgeson Shareholder a fee of $8,500, plus reasonable expenses, for these services.

VOTING

Shareholders Entitled To Vote And Shares Outstanding

You may vote your shares at the Annual Meeting only if you were a shareholder of record at the close of business on March 7, 2005. As of the record date, 174,392,890 shares of capital stock of the Corporation were issued, outstanding, and entitled to vote as follows: 174,376,126 shares of Common Stock and 16,764 shares of $3.00 Cumulative Convertible Preferred Stock, Series A. You are entitled to one vote for each share of Common Stock and each share of Preferred Stock you own. The number of shares you own (and may vote) is listed on the proxy card.

How To Submit Your Proxy By Telephone Or Through The Internet

As an alternative to submitting your proxy by mail, you may submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the enclosed proxy card and the accompanying information sheet. If you are a shareholder of record on the record date, you may call the number on the proxy card if you are calling within the United States, Canada or Puerto Rico or visit the website listed on the enclosed proxy card.

If you reside in any other geographic location, you may vote by visiting the website or by direct mail. If you hold your shares through a broker, nominee, fiduciary or other custodian, you should use the different toll-free telephone number and website address provided with your proxy card or voting instructions. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet.

Information For Participants In Certain Plans

If you have invested in the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, the enclosed proxy card, when executed and returned by you, will instruct the trustees of your plan how to vote the shares of Common Stock allocated to your account. If our stock books contain identical account information regarding Common Stock that you own directly and Common Stock that you own through one or more of those plans, you will receive a single proxy card representing all shares owned by you. If you participate in one of these plans and do not return a proxy card by 5:00 p.m. (E.D.T.) on May 9, 2005, the trustees of your plan will vote the shares in your account in proportion to shares held by your plan for which voting instructions have been received.

If you own our shares through an employee benefit plan other than those plans mentioned above, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

Quorum

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. (“Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from their principals.) Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

Votes Necessary To Adopt Proposals

A plurality of the votes cast is required for the election of directors (Item 1), which means that the director nominees receiving the highest number of votes will fill the open director seats. With respect to the ratification of the independent registered public accounting firm (Item 2), the proposal will be approved if more shares are cast in favor of the proposal than against it. For this purpose, abstentions and, if applicable, broker non-votes, are not counted as votes cast on Item 2. If any other matters are properly presented at the meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Under Indiana law, approval of the Lincoln National Corporation Amended and Restated Incentive Compensation Plan (Item 3) will be approved if more shares are cast in favor of the proposal than against it, and abstentions and, if applicable, broker non-votes, are not counted as votes cast on the proposal. However, under New York Stock Exchange (“NYSE”) listing standards, for the shares under the Lincoln National Corporation Amended and Restated Incentive Compensation Plan to be approved for listing, at least a majority of the votes cast on Item 3 must be voted in favor of the proposal, and the total votes cast on the proposal must represent a majority of all shares present and entitled to vote on the proposal at the Annual Meeting. Under the NYSE rules, abstentions are counted as votes cast on a proposal, but broker non-votes are not, and abstentions are counted as votes cast against the proposal.

Certain Shareholder-Related Matters

There are no shareholder proposals to be brought before the Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card. For information regarding inclusion of shareholder proposals in future proxy statements, see “Shareholder Proposals” on page 57. If shareholders at the Annual Meeting approve the minutes of the 2004 annual meeting of shareholders, that approval will not constitute approval of the matters referred to in those minutes.

DIRECTOR INDEPENDENCE

Our Common Stock is traded on the NYSE. NYSE listing standards and our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence as set forth in the NYSE listing standards. The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director. As permitted by the NYSE listing standards, the Board has adopted categorical standards to assist it in determining whether its members have such a material relationship with us. These standards are set forth in Article V of our Corporate Governance Guidelines (see Exhibit 6, page E-15).

The Corporate Governance Committee and the Board have reviewed the independence of each Board member, including the nominees for director at the Annual Meeting, considering the standards set forth in our Corporate Governance Guidelines (which include the NYSE standards for independence). The Board considered, among other things, transactions and relationships between each director or any member of his or her immediate family and us or our subsidiaries and affiliates.

As a result of this review, the Board affirmatively determined that all of the directors and nominees, except Mr. Boscia, the CEO, are independent and have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, the Board determined that those directors who are members of the Audit, Corporate Governance, and Compensation committees are likewise independent of our management and us.

CORPORATE GOVERNANCE

This section is intended to list what we believe are some, but not all, of the more significant aspects of our corporate governance:

•	All members of the Board, including the nominees for director, are independent of management, other than the CEO, and are independent under the applicable NYSE listing standards.

•	The independent directors meet in executive session (chaired by the lead director) in connection with each regularly scheduled Board meeting and at such other times as they may desire.

•	The Board has, among other committees, an Audit Committee, Compensation Committee and Corporate Governance Committee.

•	The current lead director is Thomas D. Bell, Jr. Mr. Bell has decided not to stand for re-election to the Board. As a result, the Board is currently considering candidates for lead director.

•	All members of the Audit, Compensation and Corporate Governance committees are independent of management.

•	Independent directors are not permitted to serve on more than four boards of public companies in addition to our Board, and inside directors are not permitted to serve on more than two boards of public companies in addition to our Board.

•	The Board has determined that William J. Avery, a member of the Audit Committee, is an “audit committee financial expert” as defined by applicable rules of the Securities Exchange Commission (“SEC”). In addition, the Board has determined that other Audit Committee members qualify as audit committee financial experts.

•	The Audit, Compensation and Corporate Governance committees have charters that comply with the NYSE’s listing standards, and those charters are attached to this proxy statement as Exhibit 3 (page E-3), Exhibit 4 (page E-9), and Exhibit 5 (page E-12), respectively. These charters are also available on our website (www.lfg.com) and are also available in print to any shareholder who requests them by contacting our Corporate Secretary.

•	We have Corporate Governance Guidelines that likewise comply with the NYSE’s listing standards, and such Guidelines are attached as Exhibit 6 (page E-15). The Corporate Governance Guidelines are also available on our website (www.lfg.com) and are also available in print to any shareholder who requests them by contacting our Corporate Secretary.

•

We have a Code of Conduct that is available on our website (www.lfg.com) and is also available in print to any shareholder who requests it by contacting our Corporate Secretary. The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended, and our “code of business conduct and ethics” for purposes of the NYSE listing standards. We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website at www.lfg.com.

•	We do not have cumulative voting for directors.

•	Committee chairs are selected for a three-year term and have a two-term limit.

•	Our Incentive Compensation Plan, as amended and restated on March 8, 2001, was approved by shareholders, and we are asking shareholders to approve an amendment and restatement to the Plan at the Annual Meeting.

•	We do not allow the re-pricing of stock options.

•	We began expensing stock options in 2003 by adopting a method that provides for the retroactive expensing of options, a more conservative method of expensing options than on a prospective basis only.

•	We have a mandatory retirement age of 70 for independent directors.

•	The Corporate Governance Committee conducts a review of the performance of the Board and its committees each year.

•	The Corporate Governance Committee is responsible for individual director assessments and obtains input for such assessments from all Board members other than the director being assessed. These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term.

•	The Audit, Compensation and Corporate Governance committees each conduct a self-evaluation of their respective committee’s performance each year.

•	The Board conducts an annual CEO performance evaluation.

•	We have a CEO succession plan including an emergency plan in the event a CEO vacancy occurs unexpectedly.

•	The Board, Audit Committee, Compensation Committee and Corporate Governance Committee each have authority to retain legal counsel or any other consultants or experts without notification to, or prior approval of, management.

•	Directors are required by our Corporate Governance Guidelines to submit their resignation upon changing their occupational status, and the Corporate Governance Committee with input from the CEO makes a recommendation to the Board regarding acceptance of such resignation.

•	Directors are required to achieve share ownership of three times their annual cash portion of the retainer within five years of election to the Board, and all directors are in compliance with such requirements.

•	We will pay the reasonable expenses for each director to attend at least one continuing education program per year.

•	We have a director orientation program for new directors, and all directors are invited to attend orientation programs when they are offered.

•	Certain officers and employees are required to meet the following share ownership requirements within five years, or in the case of officers of our Delaware Investments subsidiaries, within six years, of becoming subject to such requirements:

Title of Officer	Multiple of Base Salary
Chief Executive Officer	5 times
President	5 times
Executive Vice President or equivalent	3 times
Senior Vice President or equivalent	2 times
Vice President or equivalent	1 time

ITEM 1 - ELECTION OF DIRECTORS

Our Board is currently composed of 12 members and is divided into three classes. Each director is elected for a three-year term. Directors Thomas D. Bell and John G. Drosdick, whose terms expire at the Annual Meeting, have decided not to stand for re-election. As a result, if all three nominees for election at the Annual Meeting are elected, the Board will be composed of 11 members. The Board has decided not to propose another nominee for election at the Annual Meeting. Accordingly, after the Annual Meeting, one vacancy will remain on the Board and in the class of directors being elected at the Annual Meeting. The Corporate Governance Committee intends to conduct a thorough search for a nominee to fill the vacancy to the class of directors being elected at the Annual Meeting with the assistance of an independent search firm. It intends to use the independent search firm to help identify and screen appropriate candidates. The Board is authorized under our Bylaws to fill the vacancy in the class of directors being elected at the Annual Meeting without seeking shareholder approval.

If you sign the enclosed proxy card and return it to us, your proxy will be voted for the Board’s nominees—Marcia J. Avedon, Ph.D., J. Patrick Barrett and Michael F. Mee—for terms expiring at the 2008 Annual Meeting, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of those nominees. Messrs. Barrett and Mee are current directors of LNC. Jon A. Boscia, our CEO, recommended Dr. Avedon to the Corporate Governance Committee. All nominees have agreed to serve on the Board if they are elected. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees For Terms Expiring At The 2008 Annual Meeting

Nominee for a Term Expiring at the 2008 Annual Meeting
Marcia J. Avedon, Ph.D. Age 43

PRINCIPAL OCCUPATION:

Senior Vice President, Human Resources, Merck & Co., Inc. (a pharmaceutical company) [January 2003 – present]

FIVE YEAR BUSINESS HISTORY:

•      Vice President, Talent Management and Organization Effectiveness, Merck & Co., Inc. [September 2002 – December 2002]

•      Vice President, Corporate Human Resources, Honeywell International (a diversified manufacturing and technology company) [August 2001 - September 2002]

•      Vice President, Human Resources & Communications, Performance Polymers & Chemicals, Honeywell International [July 2000 – July 2001]

•      Vice President, Human Resources & Communications, Performance Polymers, Honeywell International [October 1997 – July 2000]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

None

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Nominee for a Term Expiring at the 2008 Annual Meeting
J. Patrick Barrett Director since 1990 Age 68

PRINCIPAL OCCUPATION:

Chairman and Chief Executive Officer of CARPAT Investments (a private investment company) [November 1987 – present]

FIVE YEAR BUSINESS HISTORY:

President of Telergy, Inc. (an applications infrastructure provider serving the telecommunications and energy industries) [April 1998 – August 2001] (Telergy filed a voluntary bankruptcy petition under Chapter 11 of the federal bankruptcy laws in October 2001 and under Chapter 7 in December 2001)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

None

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

Lincoln Life & Annuity Company of New York [July 1996-Present]

Nominee for a Term Expiring at the 2008 Annual Meeting
Michael F. Mee Director since 2001 Age 62

PRINCIPAL OCCUPATION:

Retired Executive and Chief Financial Officer

FIVE YEAR BUSINESS HISTORY:

Prior to his retirement in 2001, Mr. Mee was Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company (a pharmaceutical and related health care products company) [March 1994 – April 2001]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

Ferro Corporation [April 2001 – present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing In Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

Continuing in Office for a Term Expiring at the 2006 Annual Meeting
Jenne K. Britell, Ph. D. Director since 2001 Age 62

PRINCIPAL OCCUPATION:

Chairman and Chief Executive Officer of Structured Ventures, Inc. (advisors to U.S. and International private equity and venture capital firms) [February 2001 – present]

FIVE YEAR BUSINESS HISTORY:

•      President of GE Capital Global Commercial & Mortgage Banking (international commercial and mortgage banking) and Executive Vice President of GE Capital Global Consumer Finance (an international consumer finance company) [July 1999 – March 2000]

•      President and Chief Executive Officer of GE Capital Central and Eastern Europe (consumer and commercial businesses) [January 1998 – June 1999]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Crown Holdings, Inc. (formerly, Crown Cork & Seal Company, Inc.) [July 2000 – present]

•      Aames Investment Corporation (formerly Aames Financial Corp.) [July 2001 – present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Continuing in Office for a Term Expiring at the 2006 Annual Meeting
M. Leanne Lachman Director since 1985 Age 62

PRINCIPAL OCCUPATION:

President, Lachman Associates LLC (independent real estate consultant and investment advisor) [October 2003 – present]

FIVE YEAR BUSINESS HISTORY:

Principal and Managing Director of Lend Lease Real Estate Investments (a global investment manager) [November 1999 – October 2003]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

Liberty Property Trust [June 1994 - present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

Lincoln Life & Annuity Company of New York [July 1996 – Present]

Continuing in Office for a Term Expiring at the 2006 Annual Meeting
Ron J. Ponder, Ph.D. Director since 2000 Age 62

Principal Occupation:

Executive Vice President of Information Services and Chief Information Officer of WellPoint, Inc. (managed healthcare company) [July 2002 – present]

FIVE YEAR BUSINESS HISTORY:

President and Chief Executive Officer of Telecom Media Networks, a Cap Gemini Ernst & Young Company (a telecommunications/internet consulting operation) [April 1999 – May 2002]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

Atlantic Health Systems [1995 - present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

Lincoln Life & Annuity Company of New York [March 2001- present]

Continuing in Office for a Term Expiring at the 2006 Annual Meeting
Jill S. Ruckelshaus Director since 1975 Age 68

PRINCIPAL OCCUPATION:

Retired Executive

BUSINESS HISTORY:

Prior to her retirement in 1997, Ms. Ruckelshaus was a consultant for William D. Ruckelshaus Associates (environmental consultants) [January 1989 – January 1997]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

Costco, Inc [January 1996 – present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

Lincoln Life & Annuity Company of New York [May 2003 – present]

Continuing in Office for a Term Expiring at the 2007 Annual Meeting
William J. Avery Director since 2002 Age 64

PRINCIPAL OCCUPATION

Retired Executive

FIVE YEAR BUSINESS HISTORY:

Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc. (a manufacturer of packaging products for consumer goods) [April 1995 – February 2001]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

Rohm & Haas [February 1997 – present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Continuing in Office for a Term Expiring at the 2007 Annual Meeting
Jon A. Boscia Director since 1998 Age 52

PRINCIPAL OCCUPATION :

Chairman of Lincoln National Corporation [March 2001 – present]

Chief Executive Officer of Lincoln National Corporation [July 1998 – present]

FIVE YEAR BUSINESS HISTORY:

•      President of Lincoln National Corporation [January 1998 – March 2001]

•      President, The Lincoln National Life Insurance Company [December 1999 – July 2004]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Hershey Foods Corporation [August 2001 – present]

•      Georgia-Pacific Corporation [March 2005 – present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

Lincoln Life & Annuity Company of New York [July 1996 – present]

Continuing in Office for a Term Expiring at the 2007 Annual Meeting
Eric G. Johnson Director since 1998 Age 54

PRINCIPAL OCCUPATION :

President and Chief Executive Officer of Baldwin Richardson Foods Company (a manufacturer of dessert products and liquid condiments for retail and the food service industry) [December 1997 – present]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

None

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Continuing in Office for a Term Expiring at the 2007 Annual Meeting
Glenn F. Tilton Director since 2002 Age 57

PRINCIPAL OCCUPATION:

Chairman, President and Chief Executive Officer of UAL Corporation and United Airlines [UAL Corporation filed a voluntary bankruptcy petition under Chapter 11 of the federal bankruptcy laws in December 2002]

FIVE YEAR BUSINESS HISTORY:

•      Vice Chairman of the Board of ChevronTexaco Corporation (a global energy corporation) [October 2001 – August 2002]

•      Chairman and CEO of Texaco Inc. (an integrated international petroleum company) [February 2001 – October 2001]

•      President of Texaco’s Global Business Unit [January 1997 - February 2001]

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

UAL Corporation and United Airlines [September 2002 – present]

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

THE BOARD OF DIRECTORS

Composition Of The Board Of Directors; Compensation Of Directors

The members of the Board, including Board nominees, their relevant term of office, and certain biographical information are set forth above under “Item 1 – Election of Directors.” Compensation of our directors is discussed below under “Compensation of Directors.” During 2004, the Board held six regularly scheduled meetings. All directors attended 94% or more of the aggregate meetings of the Board and Board committees that he or she was eligible to attend.

Committees

The Board currently has six standing committees (i.e., committees composed entirely of Board members): the Audit Committee, the Compensation Committee, the Development Committee, the Corporate Governance Committee (formerly, the Nominating and Corporate Governance Committee), the Securities Committee and the Committee on Corporate Action (formerly, the Pricing Committee). The following table lists the Directors who currently serve on the Committees and the number of meetings held for each Committee during 2004.

Current Committee Membership and Meetings Held During 2004

(C=Chair    M=Member)

Name	Audit	Compensation	Development	Corporate Governance	Securities	Corporate Action[1]
William J. Avery	M			M
J. Patrick Barrett		M	M		C
Thomas D. Bell, Jr.		C
Jon A. Boscia			M		M	M
Jenne K. Britell, Ph.D.	M			M
John G. Drosdick		M	M
Eric G. Johnson			C		M
M. Leanne Lachman	C
Michael F. Mee	M	M
Ron J. Ponder, Ph.D.				C
Jill S. Ruckelshaus			M	M
Glenn F. Tilton	M	M
Number of Meetings in 2004:	10	6	4	5	1

1.	The Committee on Corporate Action (formerly, the Pricing Committee) normally takes action by the unanimous written consent of the sole member of that Committee, and one such action was taken in 2004.

The functions and responsibilities of the key standing Committees of Lincoln’s Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight. The principal functions of the Audit Committee include:

•	assist the Board of Directors in its oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of our general auditor and independent auditor;

•	select, evaluate and replace the independent auditors, and approve all engagements of the independent auditors;

•	review significant financial reporting issues and practices;

•	discuss our annual consolidated financial statements and quarterly “management discussion and analysis of financial condition and results of operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;

•	establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement.

The Board has determined that all members of the Audit Committee meet the independence requirements contained in the applicable listing standards of the NYSE and applicable SEC rules. The Board has determined that William J. Avery is an “audit committee financial expert” as defined under Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that the Audit Committee has other members who qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit 3 beginning on page E-3.

More information concerning the Audit Committee, including the Audit Committee Report, is set forth below under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 35.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with senior management, our general compensation philosophy;

•	review and confer on the selection and development of officers and key personnel;

•	review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and set the chief executive officer’s compensation level based on this evaluation;

•	review and recommend to the Board for approval candidates for chairman of the board and chief executive officer;

•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our Executive Officers and key personnel;

•	make recommendations to the Board regarding incentive compensation and equity-based plans and approve all grants and awards under such plans;

•	approve employment contracts and agreements for Executive Officers;

•	approve employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness; and

•	prepare an annual report on executive compensation for inclusion in our proxy statement.

The Board has determined that all members of the Compensation Committee meet the independence requirements contained in the applicable listing standards of the NYSE.

A copy of the Compensation Committee Charter is attached as Exhibit 4 beginning on page E-9.

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;

•	recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board committees;

•	take a leadership position regarding corporate governance and to develop and recommend to the Board a set of corporate governance principles;

•	develop and recommend to the Board standards for determining the independence of directors;

•	recommend to the Board an overall compensation program for directors;

•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board committees;

•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors; and

•	recommend to the Board such additional actions related to corporate governance as the Committee deems advisable.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with our Bylaws (see “Shareholder Proposals” on page 57 and Exhibits 1 and 2 on pages E-1 and E-2, respectively). See “Director Nomination Process” on page 56 for further information. Director nominees to be proposed by a shareholder at a shareholders’ meeting must also comply with the provisions of our Bylaws. Recommendations regarding director nominees to be proposed to the Board, along with relevant qualifications and biographical material, should be sent to the Corporate Secretary.

A copy of the Corporate Governance Committee Charter is attached as Exhibit 5 beginning on page E-12 and is also available on the “Corporate Governance” page of our website at www.lfg.com.

Development Committee

The Development Committee generally may authorize the following transactions and expenditures having a value greater than $10 million but not more than $20 million:

•	acquisitions or divestitures of assets, blocks of business (excluding indemnity and financial reinsurance), and equity interests in corporations, partnerships and other legal entities;

•	mergers, strategic investments and joint ventures;

•	capital commitments or expenditures for leases and asset purchases;

•	purchases of securities issued by us or any of our affiliates;

•	issuance of securities by us or any of our affiliates, except for securities from our shelf registration, which are authorized by the Securities Committee;

•	acquisitions or dispositions of information systems development projects; and

•	other transactions referred to the Development Committee by the executive steering committee (a management committee) or chief executive officer.

The Development Committee also may authorize capital transactions (i.e. capital contributions, merger or other capital transaction) among us and our affiliates having a value greater than $100 million but not more than $200 million.

Securities Committee

The principal functions of the Securities Committee include:

•	exercise all the authority of the Board with respect to the issuance and sale of the securities that may from time to time be offered from our shelf registration statement on file with the SEC;

•	make all determinations with respect to the terms, conditions and provisions of any securities sold pursuant to the shelf registration statement, provided:

•	such determinations are not inconsistent in any material respect with the general description of such securities in the registration statement, and

•	any sales of Common Stock pursuant to the shelf registration statement are at a price of not less than $20 per share nor more than $125 per share (subject to adjustments as a result of stock splits, stock dividends, recapitalizations or similar transactions with respect to the Common Stock).

The functions of the Securities Committee and the Committee on Corporate Action overlap to a large extent. The Securities Committee must approve each offering of securities from the shelf registration statement and to the extent the Securities Committee exercises authority or makes determinations pursuant to its authority, the Committee on Corporate Action must act consistent with the Securities Committee’s actions. The Securities Committee may establish limits or parameters within which the Committee on Corporate Action must act with respect to any offering. The Committee on Corporate Action will exercise authority and make determinations within limits or parameters, if any, set by the Securities Committee. Because the Committee on Corporate Action consists of only one member, it normally will be able to move quickly to take advantage of changing market conditions.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and the Securities Committee, the principal functions of the Committee on Corporate Action include:

•	determine the pricing of the securities offered from the shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve the final form of underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under the shelf registration statement; provided that:

•	such determinations are not inconsistent in any material respect with the general description of such securities in the shelf registration statement, and

•	any sales of Common Stock pursuant to the shelf registration statement are at a price of not less than $20 per share nor more than $125 per share (subject to adjustments as a result of stock splits, stock dividends, recapitalizations or similar transactions with respect to the Common Stock); and

•	elect certain classes of our officers as the Board may determine by resolution.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE. Based on written representation that we have received from our Executive Officers and directors, and a review of the reports filed with respect to transactions that occurred during 2004, we believe that each of the 2004 independent directors (William J. Avery, J. Patrick Barrett, Thomas D. Bell, Jr., Jenne K. Britell, Ph.D., John G. Drosdick, Eric G. Johnson, M. Leanne Lachman, Michael F. Mee, Ron J. Ponder, Ph.D., Jill S. Ruckelshaus and Glenn F. Tilton) had two late filings each disclosing one transaction. In addition, the following Executive Officers had one late filing disclosing one transaction relating to our discretionary contribution to our deferred compensation plan: Jon A. Boscia, Chairman and Chief Executive Officer of Lincoln National Corporation; George E. Davis, Senior Vice President of Lincoln National Corporation; Jude T. Driscoll, President & Chief Executive Officer of Lincoln National Investment Companies and Delaware Management Holdings, Inc.; John H. Gotta, President and Chief Executive Officer of The Lincoln National Life Insurance Company; Barbara S. Kowalczyk, Senior Vice President and Richard C. Vaughan, Executive Vice President and Chief Financial Officer of Lincoln National Corporation. Also, Barbara S. Kowalczyk had an additional late filing reporting three transactions, and Dennis L. Schoff, Senior Vice President and General Counsel of Lincoln National Corporation, had one late filing reporting routine bi-weekly contributions to our deferred compensation plan from January 9, 2004 through August 20, 2004, and one transaction relating to our discretionary contribution to our deferred compensation plan.

SECURITY OWNERSHIP

Security Ownership Of Directors, Nominees And Executive Officers

We have two classes of equity securities: Common Stock and Preferred Stock. Table A on page 46 shows the number of shares of Common Stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of Common Stock) beneficially owned by each director, nominee for director, and “Named Executive Officer,” individually, and by all directors and Executive Officers as a group (in each case as of February 28, 2005). As of that date, none of the persons listed in that table owned more than 1% of our issued and outstanding Common Stock, except that “all directors and Executive Officers, as a group” owned 1.48%, nor did any of those persons own any Preferred Stock.

Whenever we refer in this Proxy Statement to the “Named Executive Officers,” we are referring to those Executive Officers that we are required to identify in the Summary Compensation Table (Table C) on page 48. Those individuals are: Jon A. Boscia, John H. Gotta, Robert W. Dineen, Richard C. Vaughan, and Jude T. Driscoll. For more information regarding these officers and their compensation, see Table C and “Summary Annual and Long-Term Compensation” below.

Security Ownership Of Certain Beneficial Owners

Table B on page 47 sets forth the names of persons known by us to own beneficially more than 5% of its Common Stock at December 31, 2004. Those stockholders are Capital Research and Management Company (6.1%) and Barclays Global Investors, N.A. (6.9%). We know of no one who beneficially owns more than 5% of our Preferred Stock.

EXECUTIVE COMPENSATION

THE REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Responsibilities and Composition of the Compensation Committee

The Compensation Committee (the “Committee”) is a committee of the Board of Directors consisting exclusively of non-employee directors. The role of the Committee is to oversee the Corporation’s compensation plans and policies and to review and approve decisions regarding executive compensation programs. The Committee reviews and approves all equity-based and cash awards for the CEO (“CEO”) and our other executive officers, including the Named Executive Officers. The term “Executive Officers” as used in this report includes the CEO and the other Named Executive Officers (named in Table C) and the Corporation’s other executive officers, unless otherwise indicated. The Committee meets at scheduled times during the year; it also considers and takes action by written consent. No Committee member has an interlocking or other relationship that would call into question his or her independence as a Committee member, nor has any Committee member ever served as an Executive or employee of the Corporation.

Compensation Philosophy

The Committee strives to set the compensation of the Corporation’s Executive Officers at levels that will:

•	Attract and retain the most talented individuals in the financial services industry; and

•	Remain competitive with selected companies within the Corporation’s market.

The Committee compares the compensation paid to its Executive Officers to that paid by selected companies in the financial services industry. General industry comparisons are made for positions not requiring unique knowledge of the financial services industry. Towers Perrin, an outside compensation consulting firm, has generally assisted the Committee in identifying relevant peer companies and assembling the compensation data from those companies. Towers Perrin is retained by and accountable to the Committee.

The Committee’s basic philosophy with respect to executive compensation is that it be closely aligned with the Corporation’s strategic intent to become the financial partner of choice for accumulating, protecting, and enjoying wealth. The Corporation cannot achieve its goal of becoming the financial partner of choice for investors, particularly high net-worth investors, with average products and executives with average capabilities. In order to attract and retain superior talent—the key to superior products and services—the Committee may reward above-average financial performance with above-average compensation. However, the Committee believes that the compensation of the Corporation’s Executive Officers should be highly leveraged—that is, that a significant portion of executive compensation should have risk built into it. To achieve this, the Committee intends to reward average or below-average financial performance with below-average compensation. The degree to which compensation is leveraged should be highest at the highest levels (e.g. the CEO), and less leveraged at lower levels (the other officers of the Corporation).

There are three primary elements of executive compensation: base salary, incentive awards, and benefits. For Executive Officers, fixed components (base salary and certain benefits) should make up the smallest percentage of total compensation, while the largest component of total compensation (incentive awards) should vary with the Corporation’s financial performance. Incentive awards reward Executive Officers for both short-term performance and long-term financial performance. Ninety percent of the short-term incentive award for 2004, the annual incentive award bonus, was based on the Corporation’s financial performance, and ten percent was based on subjective factors. The long-term incentive award program is based solely on the Corporation’s financial performance.

In general, the various compensation elements provided, and the mix of those elements, is designed to maximize the creation of long-term shareholder value. To accomplish this objective, the Committee develops executive compensation policies that are consistent with and linked to the Corporation’s strategic business objectives, as follows:

•	Link the level of compensation paid to each Executive Officer with the Corporation’s financial performance, appropriately balancing the rewards for short-term and long-term performance. Immediate linkage currently takes the form of annual incentive awards that are conditioned on the Corporation’s financial performance and other corporate and business unit measures during the previous fiscal year/calendar year, as well as subjective measures.

•	Focus management on the long-term interests of the Corporation and its shareholders. This objective is accomplished by establishing long-term incentive awards with three-year performance cycles.

•	Align the continuing financial interests of the Corporation’s Executive Officers with those of its shareholders.

To achieve this last goal, the Corporation requires certain categories of officers, including the Executive Officers, to meet specific share ownership requirements based upon a multiple of their base salary, as set forth below:

Title of Officer	Multiple of Base Salary
CEO	5 times
President	5 times
Executive Vice President or equivalent	3 times
Senior Vice President or equivalent	2 times
Vice President or equivalent	1 time

Stock options, even if vested and in-the-money, are not counted in determining whether share ownership requirements are satisfied. Amounts invested in stock and stock unit accounts through the Corporation’s qualified savings plans and non-qualified deferred compensation plans are counted for this purpose. Newly appointed Executive Officers have five years, or in the case of newly appointed Executive Officers of Delaware Management Holding Company, Inc. (“Delaware”), six years, to achieve the applicable multiple, with annual benchmarks strictly enforced (e.g., for non-Delaware employees, share ownership must equal 20% of annual Base Salary after the first year). All Named Executive Officers who are currently officers of the Corporation are on schedule to meet, or have met or exceeded their share ownership requirements. In March 2004, the Corporation mandated that individuals at the Vice President level and above who are not on target to meet their share ownership requirement will have all or a portion of their 2004 annual incentive award and/or long-term incentive bonus(es) paid in LNC Stock.

Compensation Methodology

The Committee reviews market data and assesses the Corporation’s competitive position in each component of executive compensation: base salary, incentive compensation, and benefits. In particular, during 2004, the Committee focused on the Corporation’s executive pension programs. The market comparison used by the Committee included a broad-based survey of companies in the financial services industry that provided specific benefit level information for various Executive Officers of the Corporation relative to the market. The Committee selected the survey primarily because the companies covered by the survey operate in businesses similar to the Corporation’s and compete for executives with experience and skills similar to those the Corporation requires. Towers Perrin conducted the survey, reviewed the data and compared similar executive pension programs to those of the Corporation, presented the results of their analysis to the Committee, and provided alternatives for the Committee to consider.

Beginning in late 2003, and continuing through 2004, the Committee reviewed market compensation data for the Executive Officers. Towers Perrin performed a compensation analysis based on competitive compensation data representing the relevant businesses and scope for each position and provided the data to the Committee to use in establishing the targets for the 2004 base salary and incentive compensation (short-term and long-term) awards. The Committee’s compensation decisions and target levels for individual Executive Officers are also based on factors such as individual performance, level of responsibility and unique skills. During 2004, the Committee also evaluated and changed the measures used for determining the payout for its performance-based long-term incentive program awards. Specifically, the Committee reviewed the long-term incentive program measures in light of changes to peer group composition.

The Three Primary Elements of Executive Compensation: Base Salary, Incentive Awards, and Benefits

BASE SALARY

Annual Base Salary is designed to compensate executives for their sustained performance. Base salary levels for the Executive Officers are reviewed annually by the Committee and are set based on: (1) market compensation data; (2) individual performance; (3) the CEO’s recommendation (for each of the other Executive Officers); and (4) pay-increase guidelines approved by the Committee. The Committee approves in advance all salary increases for Executive Officers, including the Named Executive Officers. In general, Annual Base Salaries for Executive Officers for 2004 were set at or below the median of the compensation peer group.

INCENTIVE AWARDS

Incentive awards comprise the largest portion of total compensation for Executive Officers. Currently, incentive awards are made to the Corporation’s Executive Officers under the Amended and Restated Lincoln National Corporation Incentive Compensation Plan (the “ICP”), which was approved by the Corporation’s shareholders on May 15, 1997 and re-approved by shareholders on May 10, 2001. The ICP provides the Committee with the authority to grant annual incentive awards, which represent a conditional right to receive cash (or LNC Stock if share ownership requirements have not been met), upon achievement of pre-established performance goals during the specified one-year period. The ICP also gives the Committee the authority to grant long-term performance awards based upon multiple-year performance cycles. In the case of both annual and long-term incentive awards, the Committee retains discretion, if the relevant performance measures are achieved, to reduce or increase any award at the end of the relevant one-year period or multiple-year performance cycle above or below the target amount originally set. In the case of the Named Executive Officers covered by section 162(m) of the Internal Revenue Code, such awards are subject to additional limits established in compliance with the performance-based compensation rules of that section. Awards may also be subject to additional criteria (e.g., continued service requirements, or non-compete agreements).

ANNUAL INCENTIVE COMPENSATION

On March 11, 2004, the Committee approved the 2004 performance measures for annual incentive awards to the Corporation’s Executive Officers. The 2004 annual incentive award performance measures were based on:

•	Growth in income from operations[1] per diluted share (an absolute measure);

[1]	“Income from operations” is defined as net income determined in accordance with generally accepted accounting principles (“GAAP”), excluding, as applicable, the after-tax effects of realized gains (losses) on investments and derivatives, restructuring charges, gains (losses) related to reinsurance embedded derivatives/trading account assets, cumulative effect of accounting changes, reserve changes on business sold through reinsurance net of related deferred gain amortization, gains (losses) on sale of subsidiaries and blocks of business, and loss on early retirement of debt, including subordinated debt. Income from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the Corporation’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the Corporation’s current business. Return on equity is calculated using income from operations.

•	Return on equity (an absolute measure);

•	Retail sales growth relative to industry-based indices (a relative measure); and

•	Human resources measures—specifically, success in (a) attracting and retaining a diverse and talented employee group, (b) management development, and (c) succession planning.

In terms of weighting, the first three measures (growth in income, return on equity, and sales growth) account for ninety percent of the award’s measures, with the human resources measures accounting for the remaining ten percent.

On March 10, 2005, the Committee certified that the performance measures for the payment of the 2004 annual incentive awards had been satisfied to the extent required for the payment of awards. As a result of meeting these pre-established measures, the Committee approved the payouts as set forth in Table C, Summary Compensation Table on page 48. None of these awards exceeded the 162(m) Maximum Amount.2 The overall performance result for 2004 resulted in a payout of 206% of the targeted payout.

The Committee also approved, with respect to the Executive Officers, the 2005 annual incentive award targets in November of 2004, and the performance measures for those awards on January 13, 2005. None of the measures for the 2005 annual incentive awards is a subjective performance measure. The measures are growth in income from operations per diluted share and return on equity (both absolute measures), and retail sales growth relative to industry-based indices (a relative measure). For some Executive Officers, including some of the Named Executive Officers, these performance measures may be supplemented with additional measures appropriate to their particular business units, with a resulting change in the weighting of factors.

LONG-TERM INCENTIVE COMPENSATION

On March 11, 2004, the Committee approved the performance measures for the 2004-2006 long-term incentive award performance cycle for the Corporation’s Executive Officers, including the Named Executive Officers. The 2004-2006 performance cycle measures are based on:

•	Total shareholder return (a relative measure)[3];

•	Growth in income from operations per diluted share (an absolute measure); and

•	Return on equity (an absolute measure).

On March 10, 2005, the Committee approved the award payouts for the 2002-2004 performance cycle, based on its review of the various reports and analysis of the Corporation’s performance during this cycle, and after certifying that the performance measures had been satisfied to the extent required for the payment of the awards. The overall performance result for the 2002-2004 performance cycle resulted in a payout equal to 43% of the long-term incentive performance award target. None of these awards exceeded the 162(m) Maximum Amount. The performance measures for the performance cycle ending in 2004 were based on:

•	Total shareholder return (a relative measure);

•	Growth in income from operations per diluted share (a relative measure); and

[2]	For Executive Officers who are “covered employees” under Section 162(m) of the Internal Revenue Code (all of the Named Executive Officers), annual incentive awards can in no event exceed the lesser of: (a) specified dollar amount set forth in the ICP ($8,000,000), or (b) limits determined by reference to the Corporation’s income from operations (“162(m) Maximum Amount”).
[3]	The shareholder return measure is a comparison of the price at the beginning of the cycle (the average of the closing stock prices for each trading day in the month of December preceding the beginning of the performance cycle) and the price at the end of the cycle (the average of the closing prices for each trading day in the last December of the cycle). Shareholder return is calculated to include both share price changes and dividends paid.

•	Return on equity (a relative measure).

Each of the performance measures for the 2002-2004 performance cycle were relative, not absolute, measures, with the Corporation’s results from the performance period compared against those of a peer group of companies. Peer companies for this cycle included Allmerica Financial Corporation, AmerUs Group Co., Hartford Financial Services Group, Inc., Jefferson Pilot Corporation, John Hancock Financial Services, Inc., Manulife Financial Corporation, MetLife, Inc., MONY Group, Inc., Nationwide Financial Services, Inc., and Sun Life Financial Services CDA, Inc. The Committee approved the 2002-2004 performance cycle payouts as set forth in Table D. No 2002-2004 performance cycle awards exceeded the 162(m) Maximum Amount. All of the awards were paid in cash.

The performance measures and other features of the 2003-2005 long-term incentive award performance cycle are as described in last year’s Report of the Compensation Committee.

The performance measures approved for the 2004-2006 performance cycle represent a change from previous cycles. For the 2004-2006 cycle, none of the performance measures is based on a comparison of peer companies. The total shareholder return measure is based on a comparison of the Corporation’s growth in shareholder return during the performance period to that of companies represented in a modified S&P 500 Index.4 The Committee removed the peer company comparison component out of its concern that judging the Corporation’s financial performance relative to a peer group of companies could produce substantial payouts in situations in which the Corporation performed well against its selected peer group (representing a relatively narrow segment of the market), but had poor results in absolute terms. In other words, the use of a peer group comparison combined with the leveraged nature of the performance awards, might result in substantially above market payouts for the Corporation’s Executive Officers even in a period with poor absolute numbers and a falling stock price. The contrary is also true: in a great year, with high absolute performance numbers and rising stock price, there could be a very low payout. In addition, the Committee encountered other challenges when basing performance measures on a comparison of peer companies, including challenges in maintaining continuity throughout a particular performance cycle because of the intense merger and acquisition activity in this segment of the financial services industry. The Committee believes that the absolute measures that comprise the 2004-2006 performance cycle provide meaningful data regarding the Corporation’s financial performance, are less susceptible to volatility, and diminish the potential for counter-intuitive and unintended results (high payouts for poor performance, or low payouts for periods of strong financial performance).

The 2002-2004 long-term performance awards represented conditional rights to receive cash upon the achievement of pre-established performance goals during the performance cycle. For the 2004-2006 performance cycle, however, each Executive Officer was permitted to elect (at the beginning of the performance cycle) to receive his or her award in a mixture of cash, LNC Stock, or stock options. These elections were made before the Committee approved the awards. The value of each award relative to the “target” amount was adjusted to reflect the relative percentages of cash, stock options and/or LNC Stock comprising the award. If the Corporation achieves the “target” level of financial performance established for the performance cycle, for example, an Executive Officer electing payment solely in stock options or LNC Stock will receive stock options or LNC Stock having a value equal to 100% of the target amount. For Executive Officers electing stock options, however, amounts above the established target amount are paid solely in shares, not options. In the alternative, an Executive Officer electing to receive payment solely in cash will receive cash equal to 78% of the target amount.

Dividend equivalent rights (“DER”) attach to any portion of the award that the Executive Officer elects to receive as LNC Stock. DERs are credited on each dividend payment date declared by the Corporation with respect to LNC Stock at the same rate as the LNC stock dividends. If pre-established performance goals are met, and long-term incentive awards are paid, the DERs will be paid in shares of LNC Stock.

[4]	Only those companies that are included in the Index at both the beginning and the end of the cycle will be included in determining the Corporation’s relative percentile ranking.

To the extent that the Executive Officer has not met his or her share ownership requirement, long-term incentive awards (for all cycles) may be paid in LNC Stock.

Stock Options: Stock options currently play a relatively minor role in executive compensation. As stated above, stock options are generally awarded only when a long-term performance award recipient elects to receive their ultimate payout in options, or when an employee exercises a reload option. All options will be granted with an exercise price set at the fair market value (as defined in the ICP) of LNC Stock at the date of option grant. For purposes of options granted in connection with long-term incentive awards, the option grant date is deemed to be the date of the grant of the long-term incentive award. Further, the Committee anticipates that options granted in connection with the payout of long-term incentive awards will have a ten-year term, which will begin to run from the date of grant (not later than March of the first year of the performance cycle). In general, the Committee anticipates that options granted in connection with the payout of long-term incentive awards will not have a re-load feature.

Restricted Stock: Currently, restricted stock awards are generally used for recruiting new talent. Awards of shares of restricted stock typically are restricted from sale or trade for three years after date of grant, except in certain situations relating to retirement (with Committee consent), death, disability, termination without cause, or a change of control of the Corporation. Executive Officers may vote their restricted shares during the period that the shares are issued but restricted, and are generally paid dividends on the shares, or are compensated for dividends that would have been paid if the shares had not been restricted. Generally, no dividends or dividend-related compensation is paid until restrictions have lapsed. In addition to lapse of time, the Committee may impose additional restrictions on the vesting of restricted stock awards. The number of restricted shares held by the Named Executive Officers is reflected in Table A, Security Ownership of Directors, Nominees and Executive Officers on page 46.

Stock Units: Stock units are a form of deferred compensation, the value of which mirrors the value of a corresponding number of shares of LNC Stock. Stock units may be awarded as “restricted” stock units, similar to restricted stock awards. The “restrictions” on restricted stock units typically lapse three years from the date of grant. Stock units and restricted stock units have no voting rights and dividend equivalents are converted into additional stock units. As with restricted stock awards, the Committee may impose restrictions in addition to, or in lieu of, lapse of time on the vesting of restricted stock units. In addition, the dividend equivalent rights on restricted stock grants and long-term incentive awards, where payment is in shares of LNC Stock, are credited in stock units.

Other Awards: The Committee also has the flexibility to grant other awards under the ICP, including bonus stock, stock appreciation rights (or “SARs”), convertible securities and cash awards. Thus far, only cash-settled SARs have been awarded. No Executive Officers received these types of awards in 2004.

In any given year, an Executive Officer may receive a combination of some or all of these forms of incentive awards, depending on circumstances such as individual and corporate performance, and the awards may provide for vesting based on continued service and/or the achievement of performance goals.

BENEFITS

Benefits offered to key Executive Officers are largely those that are offered to the general employee population (with some variation, largely to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits). In general, these benefits provide a safety net for protection against the financial catastrophes that can result from illness, disability or death. To compensate for tax code limitations on compensation that can be deferred under the Corporation’s tax-qualified Employees’ Savings and Profit-Sharing Plan (the “401(k) Plan”), eligible Executive Officers are permitted to defer additional amounts of salary and incentive compensation (on a selective basis) under the Corporation’s Executive Deferred Compensation Plan for Employees (the “Deferred Compensation Plan”). Amounts so deferred are credited to bookkeeping accounts, and are subsequently credited with earnings or losses mirroring the performance of the investment options available under the 401(k) Plan. The Deferred Compensation Plan is an unfunded plan representing the Corporation’s future promise to pay benefits credited to “notional” or bookkeeping accounts for each participant. Executive Officers who have made the maximum permitted pre-tax contributions to the 401(k) Plan and who also defer specified additional amounts of current compensation under the Deferred Compensation Plan become entitled to an additional matching credit under the Deferred Compensation Plan. This matching credit parallels the matching contribution made by the Corporation for all eligible employees under the 401(k) Plan. The additional match is referred to as a “profit sharing match”, and is invested in “phantom” or notional stock units based on the value of LNC Stock. Actual shares of LNC Stock will be issued in settlement of these stock units when amounts credited to the stock unit account are actually paid to the Executive Officers. Before settlement, no voting rights or other rights of any kind associated with ownership of LNC Stock inure to the Executive Officers. As of December 31, 2004, the value of the deferred compensation accounts of the Executive Officers was $15,827,664. The value of Mr. Boscia’s deferred compensation account was $2,686,625.

On January 13, 2005, at a regularly scheduled meeting of the Committee, the Committee approved a number of changes to the Corporation’s executive retirement programs. The purpose of the changes was to maintain competitive retirement benefits for key Executive Officers. At the Committee’s request, Towers Perrin assessed the Corporation’s overall executive retirement programs and concluded that the benefits provided were below mid-market levels for its Executive Officers in general. The changes generally increase the amount of benefits potentially payable to employees under a variety of qualified and non-qualified plans sponsored by the Corporation, and to four Executive Officers in particular. Previously, the amount of annual incentive bonus that qualified as compensation eligible for purposes of calculating the Corporation’s matching contribution credits under the Deferred Compensation Plan, as well as eligible compensation for purposes of calculating benefits under the cash balance formula of the Corporation’s retirement plan, was capped, such that only 50% of the bonus in excess of $100,000 qualified. Effective January 21, 2005, and January 1, 2005, respectively, the cap was removed from those Plans. This change increased the potential retirement benefit for those employees earning a bonus of more than $100,000 per year.

The executive pension program changes affected the following plans: the 401(k) Plan, the Deferred Compensation Plan, the Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan, Effective January 1, 1989 and the Lincoln National Corporation Employees’ Supplemental Pension Benefit Plan, Effective January 1, 1983 (both providing nonqualified pension benefits), and the Lincoln National Corporation Employees’ Retirement Plan (as amended and restated January 1, 2002). In addition, the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates, as amended and restated August 1, 2000, was closed to future participants after December 31, 2004. Enhancements were added to this Plan that increased the amount of benefits provided for four (4) Executive Officers, including Messrs. Boscia and Vaughan. These enhancements were considered necessary by the Committee to bring the retirement benefit for these four individuals to market levels. A description of the changes made to those plans, including a detailed description of the enhancements for these four Executive Officers, can be found below on pages 27 to 29.

The 2004 Compensation for the CEO

The Committee has reviewed all elements of the CEO’s compensation for 2004, including base salary, annual incentive award bonus, long-term incentive awards, accumulated vested and unvested stock options, the value to the CEO and the cost to the Corporation of all the perquisites and other personal benefits, and the earnings and accumulated payout obligations under the Corporation’s supplemental retirement plans and under normal retirement, involuntary severance, and change-in-control scenarios.

Based on its review, the Committee finds the CEO’s total compensation (and in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. All changes made to or affecting the CEO’s compensation in 2004 are discussed below, in the sections describing the changes made to the executive pension program (pages 27 to 29).

The Committee considered a compensation analysis based on survey data representing the CEO position in relevant businesses in setting the CEO’s base salary. Towers Perrin prepared the analysis, and it was determined by the Committee that the CEO’s base salary not be increased. The Committee decided to maintain the CEO’s base salary at the same level as the prior year. In determining the CEO’s annual incentive compensation and long-term incentive awards for 2004, the Committee reviewed the Corporation’s satisfaction of the performance measures stated above and decided to pay the CEO the annual and long-term incentive awards set forth in Table C.

It should be noted that when the Committee considers changing or re-approving any element of the CEO’s, or any other Named Executive Officer’s total compensation, the aggregate amounts and mix of all the components are taken into consideration in the Committee’s decision making process.

Impact of Tax Deduction Limitations on Executive Compensation

In general, the Committee believes that compensation paid to the Executive Officers should be deductible to the Corporation. The Committee is responsible for addressing tax deduction limitations that make certain “non-performance-based” compensation non-deductible to the Corporation (i.e., “non-performance-based” compensation to certain executives of the Corporation in excess of $1,000,000 per year). To qualify as “performance-based” compensation, payments must be based on achieving objective performance goals established under a plan that is administered by a committee of “outside directors.” In addition, the material terms of the plan must be disclosed to and approved by shareholders and the Committee must certify that the performance goals were achieved before payments may be made.

Currently, the maximum amount for any annual awards payable in cash under the ICP with respect to any fiscal year to any individual Executive Officer (or any participant), including the annual incentive awards, is $8,000,000. Similarly, the ICP also establishes $8,000,000 as the maximum amount that may be earned by any participant for any other performance awards during a fiscal year, including the long-term performance awards. In addition, for Executive Officers who are “covered employees” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation currently limits both the annual incentive and long-term incentive performance awards to the greater of either (a) a maximum amount determined as specified percentages of the Corporation’s income from operations (as defined on page 19), or (b) the following maximum “dollars limits”: CEO - $8,000,000; CFO and business unit heads - $7,000,000; CLO and CIO and other Heads of Corporate Staff Units - $3,500,000. The Committee has discretion to grant less than the maximum awards in each case, but not to grant more than the maximum amount set forth. The ICP also limits individual awards made in the form of, or relating to LNC Stock, to 2,000,000 shares annually.

Although the plans referenced above satisfy the requirements for payments to be deductible, should compliance with the $1,000,000 limit on deductibility conflict with the Committee’s compensation philosophy, the Committee reserves the authority to act in the manner it perceives to be in the best interests of shareholders, even if such compensation is not deductible.

Conclusion

Executive compensation is designed to be linked to, and commensurate with, the Corporation’s performance, and in line with the Corporation’s basic “pay for performance” philosophy. The Committee believes that the Corporation’s performance validates the success of its compensation philosophy and that its executive compensation policies and programs serve the best interests of the Corporation and its shareholders.

J. Patrick Barrett
Thomas D. Bell, Jr., Chair
John G. Drosdick
Michael F. Mee
Glenn F. Tilton

Pursuant to SEC rules, the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent we specifically request that such information be treated as soliciting material or specifically incorporates such information by reference into a document filed with the SEC under the Securities Exchange Act of 1934, as amended, or under the Securities Act of 1933, as amended.

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee had an “interlock” reportable under Section 402(j) of Regulation S-K under the Securities Exchange Act of 1934, and no member was an employee, officer or former officer of us or our subsidiaries.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The graph set forth below shows a five-year comparison of the yearly performance of our cumulative total shareholder return (change in the year-end stock price plus reinvested dividends), based on a hypothetical investment of $100 (invested on December 31, 1999 with dividends reinvested through December 31, 2004), with the S&P 500 Index and the S&P Life/Health Index. Returns of the S&P Life/Health Index have been weighted according to their respective aggregate market capitalization at the beginning of each period shown on the graph.

	1999	2000	2001	2002	2003	2004
Lincoln National Corporation	100.00	121.73	128.32	86.14	114.39	136.85
S&P Life/Health Index	100.00	113.83	104.99	87.94	111.73	136.57
S&P 500	100.00	90.90	80.10	62.41	80.30	89.02

There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the preceding graph. We will not make or endorse any predictions as to future stock performance.

Pursuant to SEC rules, the Comparison Of Five-Year Cumulative Total Return graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent we specifically request that such information be treated as soliciting material or specifically incorporates such information by reference into a document filed with the SEC under the Securities Exchange Act of 1934, as amended, or under the Securities Act of 1933, as amended.

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

Our executive compensation program for the fiscal year ended December 31, 2004 consisted primarily of salaries, annual and long-term incentive bonuses, and other compensation. Table C on page 48 contains the “Summary Compensation Table”, which includes information about our Named Executive

Officers’ annual and long-term compensation earned for the fiscal years ended December 31, 2004, 2003, and 2002. The “Named Executive Officers” include:

•	our CEO, and

•	our four other most highly compensated Executive Officers (Messrs. Gotta, Dineen, Vaughan and Driscoll) employed on December 31, 2004.

In addition, in 2004, we provided financial planning, tax preparation and personal use of aircraft perquisites to our Named Executive Officers. Under the financial planning and tax preparation program, all officers with a title of executive vice president or above, which includes each Named Executive Officer, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Advisor financial planner to provide financial planning services. The annual reimbursement was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000. In addition, the same officer group was eligible to receive up to $2,700 annually for reimbursement of tax preparation services provided by any fee-for-service, tax preparer, who was a certified public accountant, excluding Ernst & Young, LLP, our independent registered public accounting firm. If the officer does not use the entire tax preparation reimbursement in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

With respect to of each of our Named Executive Officers, the aggregate incremental cost of the perquisites received by each of them did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the relevant Named Executive Officer in 2004, 2003 or 2002.

In 2005, the Compensation Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business, when practical. The policy was adopted due to security concerns and to allow for more efficient travel time so that the chief executive officer can devote more time to our business.

LONG-TERM INCENTIVE PLAN AWARDS

Table D on page 50 provides information regarding the targets set for, and the estimated future payouts for, the 2004-2006 LTIP cycle established in March of 2004. These awards were made under the terms and provisions of the 2001 ICP.

STOCK OPTION PLANS

Table E on page 52 provides information on grants of stock options pursuant to the 2001 ICP during fiscal year 2004 to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during fiscal 2004.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Table F on page 53 provides information with respect to option exercises in fiscal year 2004 and unexercised options to purchase shares of our Common Stock granted to the Named Executive Officers through fiscal year 2004 under our 1986 Stock Option Plan and the 2001 ICP. In addition, Mr. Driscoll’s unexercised options include options granted pursuant to the Delaware Investments, U.S., Inc. (“DIUS”) Stock Option Plan (“DIUS Option Plan”). Mr. Driscoll’s DIUS options are exercisable for shares of Common Stock of DIUS, our indirect wholly owned subsidiary.

RETIREMENT PLAN

Effective January 1, 2002, we changed the benefit plan calculation from a final average pay pension formula to an account-based pension formula, converting the retirement plan to what is commonly referred to as a “cash balance” plan. In connection with this change, certain transition rules apply. Through December 31, 2011, employees who participated in the retirement plan before January 1, 2002 (“Grandfathered Participants”) will accrue benefits under the transitional rules, and will receive the greater of (a) the benefit generated under the final average pay formula (the “Grandfathered Benefit”), or (b) the benefit determined under the cash balance formula. On January 1, 2012, Grandfathered Participants will have their Grandfathered Benefit calculated, and, if that benefit is greater than the benefit determined under the cash balance formula, the difference between their Grandfathered Benefit and their benefit under the cash balance formula will be added to their cash balance account. Thereafter, all benefits will be determined solely under the cash balance formula.

Effective January 1, 2005, we amended the cash balance portion of our retirement plan to include 100% of eligible bonus amounts as compensation for purposes of accruing benefits. Previously, only 50% of eligible bonus amounts over $100,000 were considered as compensation for accruing benefits under the cash balance formula (bonus amounts are not considered under the final average pay formula).

Further information about the retirement plan is set forth in Table G, Pension Plan Table for 2005 Proxy, on page 54. Table G provides the estimated annual retirement benefit amount that would be payable to Grandfathered Participants, assuming employment until retirement at age 65, under the transitional rules using the final average pay formula. The estimated annual retirement benefit provided in Table G includes amounts payable under the supplemental retirement arrangements discussed below. Mr. Vaughan will retire in April 2005 at the age of 55. None of the other Named Executive Officers who are Grandfathered Participants will reach age 65 on or before December 31, 2011. Mr. Driscoll is not eligible for the retirement plan. Mr. Dineen was hired after December 31, 2001 and is therefore not eligible to have his benefit calculated under the final average pay formula. The remaining three Named Executive Officers would either: (a) retire prior to January 1, 2012 and have their benefit determined under the greater of the final average pay formula, but actuarially reduced for early retirement, or the cash balance formula, or (b) retire on or after January 1, 2012 and have their benefit determined under the cash balance formula. Additional information has been provided following Table G, showing the estimated annual retirement benefit under the cash balance formula, including amounts payable under the supplemental retirement arrangements discussed below, for the four Named Executive Officers. As a result of limitations imposed under the Internal Revenue Code of 1986, as amended, a portion of the benefit amounts described in Table G for the retirement plan may actually be paid under the Supplemental Retirement Plans described immediately below.

SUPPLEMENTAL RETIREMENT ARRANGEMENTS

In addition to the tax-qualified retirement plan and the Supplemental Retirement Plans described above, we have a third non-qualified pension plan that is designed to provide additional retirement benefits to certain officers, including the Named Executive Officers: the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates (the “Salary Continuation Plan”). The Supplemental Retirement Plans are plans established to provide pension benefits in excess of those that can be provided under the tax-qualified plan due to the existence of Internal Revenue Code limits.

The Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates

The Named Executive Officers, with the exception of Mr. Driscoll, have entered into participation agreements under the terms of the Salary Continuation Plan. Each executive participating in the Salary Continuation Plan accrues benefits until the earlier of (a) the date on which our CEO determines that the executive is no longer eligible to participate in the Salary Continuation Plan, or (b) the date on which the executive terminates employment. As a condition for receiving benefits in cases of involuntary termination, we may require the participating executive to enter into an exclusive consulting arrangement with us. Unless waived by the CEO, this exclusive consulting arrangement is effective until the executive reaches age 65.

Under the Salary Continuation Plan, each participating executive is entitled to receive a monthly benefit upon retirement equal to 2% of his or her final monthly salary (“FMS”), multiplied by his or her years of participation in the Plan, with the monthly benefit capped at 10% of FMS. Generally, FMS is the monthly base salary at termination; however, if the participating executive terminates employment after age 65, then monthly base salary at age 65 is used. Also, FMS is capped at the greater of $16,667.00 or the monthly base salary in effect for the participating executive as of December 31, 1991.

Effective January 1, 2005, FMS shall be determined differently for Messrs. Boscia and Vaughan, as well as for two other Executive Officers. For these four participating executives only, FMS shall be calculated as follows, and without operation of the aforementioned cap: 1/12th of 100% of base annual salary (in effect at termination of employment), plus (b) 1/12th of 100% of the average of the best three consecutive annual incentive bonuses paid in the 60 months immediately preceding the executive’s termination or retirement. In addition, effective January 1, 2005, for Mr. Boscia only, the cap on the amount of monthly benefit payable under the Plan will increase from 10% of FMS to 17% of FMS over a five-year period, as follows: his monthly benefit shall be capped at 11.4% of FMS as of January 1, 2005, at 12.8% of FMS as of January 1, 2006, at 14.2% of FMS as of January 1, 2007, at 15.6% of FMS as of January 1, 2008, and at 17.0% of FMS as of January 1, 2009.

As a result of these changes to the Salary Continuation Plan, Mr. Boscia’s estimated annual benefit at age 65 would be $505,750, assuming that he works until age 65, assuming no changes in current base salary, and assuming he receives an annual bonus equal to 250% of current base salary. If these changes had not been made, Mr. Boscia’s estimated annual benefit under the Salary Continuation Plan, under the same assumptions, would have been $28,000. Mr. Boscia’s annual benefit at age 65, assuming that he had terminated employment on December 31, 2004, would also have been $28,000. Mr. Vaughan’s annual benefit under the Salary Continuation Plan, assuming an April 30, 2005 retirement date, will be $56,441 (for immediate commencement), or $152,214 (for commencement at age 65). If these changes had not been made, Mr. Vaughan’s annual benefit under the Salary Continuation Plan, assuming an April 30, 2005 retirement date, would have been $20,000 (for commencement at age 65).

Benefits are paid in the form of a 120-month certain and life annuity, and reduced for commencement prior to age 65. No benefits are payable if the participating executive voluntarily terminates his or her employment prior to age 55, absent a change in control of us. Benefits are paid if the participating executive’s employment terminates within two years of a change in control of us, as defined in the Lincoln National Corporation Executives’ Severance Benefit Plan (the “Severance Plan”, discussed below in the “Change-in-Control Arrangements” section on page 29). Change in control benefits are paid without reduction (e.g., he/she will be treated as having continued employment with us or one of our affiliates until age 65). The Salary Continuation Plan also provides for certain benefits to be paid to an executive’s beneficiary in the event of the executive’s death.

The Supplemental Retirement Plans

The Supplemental Retirement Plans pay benefits that would have been paid under the tax-qualified retirement plan if certain limits did not exist under the Internal Revenue Code of 1986, as amended. If a participant in a Supplemental Retirement Plan (a) is vested in his or her retirement plan benefit, and (b) terminates employment within two years of a change in control, as defined in the Severance Plan (see page 29 of this Proxy), the participant will be deemed to have retired under the retirement plan. Effective January 1, 2005, 100% of eligible bonus is included as compensation for purposes of accruing Supplemental Pension Plan benefits. Previously, only 50% of bonus amounts over $100,000 were considered as compensation for accruing those benefits.

For the Named Executive Officers who are eligible to receive benefits under the various plans affected by the January 1, 2005 changes, the Chart below illustrates the effect of executive pension program changes on the amount of benefits payable under the retirement plan and Supplemental Retirement Plans:

Retirement Plan & Supplemental Retirement Plans1,2

Name*	Annual Benefit payable at age 65 if termed 12/31/04		Estimated Annual Benefit at age 65 if work until age 65: IF NO CHANGE TO PLAN	Estimated Annual Benefit at age 65 if work until age 65: WITH PLAN CHANGES
Jon Boscia	$290,282		$505,095	$635,648
Rich Vaughan[3]	$113,000		N/A	N/A
John Gotta	$72,084		$193,436	$205,039
Bob Dineen	Not vested	[4]	$78,526	$111,350

*	Mr. Driscoll is not included in this chart because he is not eligible to participate in the retirement plan and Supplemental Retirement Plans.

Notes:

1.	These amounts represent benefits calculated using the cash balance formula, except for Mr. Vaughan. These calculations assume that the interest rate used for the cash balance calculation is the 1st Quarter 2005 rate of 4.86%.
2.	The base salary and bonus assumptions underlying these calculations remain constant to age 65 - no merit increases are estimated. For Mr. Boscia and Mr. Dineen, the bonus assumption is 250% of base salary; for Mr. Gotta and Mr. Vaughan, the bonus assumed is 150% of base salary.
3.	Mr. Vaughan will retire in April 2005. Assuming an April 30, 2005 retirement date, Mr. Vaughan’s retirement plan benefit (including benefits paid under the Supplemental Retirement Plans) under the final average pay formula will be $53,860 annually (for immediate commencement), or $116, 680 annually (for commencement at age 65).
4.	Mr. Dineen will become vested on 12/31/06.

CHANGE-IN-CONTROL ARRANGEMENTS

Recognizing that an unforeseen change of control is unsettling to our Executive Officers, including the Named Executive Officers, our Board established the Lincoln National Corporation Executives’ Severance Benefit Plan (the “Severance Plan”) in 1982 (with the current amendment and restatement effective January 10, 2002). The objectives of the Severance Plan are:

•	To attract and retain qualified executives in the face of an actual or threatened change of control,

•	To enable such executives to help our Board assess any proposed change of control of us and advise the Board as to whether such proposal is in our best interests, our shareholders, and the policyholders and customers of our affiliates without being unduly influenced by the possibility of employment termination, and

•	To demonstrate to those executives our desire to treat them fairly in such circumstances.

All of our participating Executive Officers, including the Named Executive Officers, are eligible to participate in the Severance Plan. In addition, the Committee may designate additional employees as eligible (“Eligible Executives”). Only Eligible Employees who have signed a “joinder agreement” with us may actually participate in the Severance Plan (“Participating Executives”). Pursuant to the terms and provisions of the Severance Plan (as may be amended at any time, and from time to time), a Participating Executive will be provided severance benefits if, in anticipation of or within three years after our change of control, (i) we or a successor entity terminates the Participating Executive’s employment for any reason other than cause, death or disability, or (ii) the Participating Executive terminates employment for good reason (as defined in the Severance Plan), such as a “material and adverse” change in his or her responsibilities, a reduction in salary or benefits, or relocation.

If the conditions for payment under the Severance Plan are satisfied, the Severance Plan pays benefits based on a multiple of “Annual Base Salary” and “Target Bonus.” For purposes of the Severance Plan, “Annual Base Salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “Target Bonus” means the higher of the target set for annual incentive bonus under the 2001 ICP during the calendar year in which the participating executive was terminated or the target set in the year in which the change in control occurred. The Severance Plan benefits that a Participating Executive would be entitled to, once the conditions for payment under that Plan were satisfied, are as follows:

Chief Executive Officer	3 times the Annual Base Salary	Plus	3 times the Target Bonus
All Other Participating Executives	2 times the Annual Base Salary	Plus	2 times the Target Bonus

In addition, payment of the above benefits to a Participating Executive would also trigger the payment of or entitlement to the following additional benefits:

•	Reimbursement of COBRA premiums paid by the Participating Executive for the continuation of coverage under our welfare benefit plans;

•	For retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the Participating Executive under our broad-based employees’ severance plan;

•	100% vesting of all excess benefit plans and supplemental retirement plans, with additional years of service credited for benefit accrual purposes, as follows: three years for the CEO, two years for all other Participating Executives;

•	Payment of annual and long-term incentive plan awards, with each payment pro-rated to reflect the date termination occurred during the performance period in progress;

•	Immediate and 100% vesting of restricted stock and stock options; and

•	Reimbursement of the cost of outplacement services, up to a maximum of 15% of the Participating Executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

Any Participating Executive receiving a benefit under the Severance Plan may also be entitled to an after-tax payment (a “Gross-Up”) to cover any excise tax on amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). The Gross-Up would be a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax (and related assessments, if any) applicable to the Participating Executive. Plan benefits are automatically reduced to the Section 280G limit if they exceed that limit by no more than (10) percent. Any Participating Executive would also be entitled to reimbursement by us for legal fees and expenses incurred by such Executive seeking enforcement of our obligations under the Severance Plan, unless a court determines that the position taken by the Participating Executive was frivolous or in bad faith. The Severance Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which the Participating Executives may have with us or our affiliates.

EMPLOYMENT CONTRACTS

We have no employment agreement with any Named Executive Officer.

Related Party Transactions

During 2004, Jude Driscoll, President and CEO of Lincoln National Investment Companies and Delaware Management Holdings, Inc., had a secured loan outstanding to one of our subsidiaries. The largest aggregate amount outstanding during 2004 was $539,776. Interest on the loan accrued at a compound rate of 6% per year. The loan provided that if Mr. Driscoll remained in our employ until January 31, 2004, the outstanding loan amount would automatically be reduced to $10,000 on that date. Also in accordance with the loan agreement, our subsidiary reimbursed Mr. Driscoll $417,479 for the payment of federal and state taxes as a result of loan forgiveness. Mr. Driscoll repaid the remaining balance of his loan in March 2005. The loan was granted to Mr. Driscoll in January 2001 in connection with his starting employment with one of our subsidiaries. The loan was granted so that Mr. Driscoll could repay a loan to his prior employer under his prior employer’s stock purchase loan program. The terms of the loan were never amended, and the loan was “grandfathered” under Section 402 of the Sarbanes-Oxley Act of 2002.

Compensation Of Directors

Compensation Philosophy

The Board considers a variety of information compiled by compensation analysts when determining the levels and types of compensation to be paid to our Non-Employee Directors. Of particular relevance, the Board endorses each of the six “Best Practices” recommended in the Report of the Blue Ribbon Commission on Director Compensation of the National Association of Corporate Directors. Consistent with those practices, the Board adheres to the following guidelines in establishing Non-Employee Director compensation:

•	A substantial portion of each Non-Employee Director’s compensation is paid in shares of our Common Stock or stock units based on our Common Stock;

•	In order to avoid the appearance of employee-like tenure or compromised independence, our Directors are generally not eligible for defined benefit pensions; and

•	Effective January 1, 2005, Non-Employee Directors are expected to own shares of our Common Stock, or stock units based on our Common Stock, at least equal in value to 3 times the cash portion of their annual retainer (3 x $80,000) within five years of first being elected.

On March 11, 2004, the Board approved a new director compensation program. Deferred stock units are a key element of the program, and we pay them under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors, which became effective July 1, 2004 (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan was approved by shareholders at the Annual Meeting on May 13, 2004. In making its decision to change the compensation paid to our Non-Employee Directors, the Board considered various market data comparing director compensation paid by similar companies to compensation paid to our Non-Employee Directors, and the discussions and recommendations as to the appropriate types and levels of director compensation presented by Towers Perrin.

As a result of the approval by shareholders of the Directors’ Deferred Compensation Plan, we changed our Non-Employee Directors’ compensation arrangements effective July 1, 2004. Prior to that date, our Non-Employee Directors could have received total annual compensation of up to approximately $151,508 depending on the number of Board and Committee meetings attended, excluding any fees received for holding the position of Committee Chair or Lead Director. Prior to July 1, 2004, total annual compensation included:

•	an annual retainer consisting of $18,000 in cash and $37,000 in restricted stock;

•	stock compensation consisting of $3,333 (annualized) in restricted stock ($10,000 re-election bonus granted every three years = $3,333) and annual grant of 3,000 stock options with an estimated value of $38,310 (based on a March 11, 2004 Black-Scholes value);

•	meeting fees of $1,100 for each Board meeting (if all six Board meetings in 2004 were attended, this would have equaled $6,600) and $1,100 for each Committee meeting (if an Audit Committee member attended all meetings in 2004, this would have equaled $1,100 x 10 = $11,000); and

•	an average cash bonus award of $20,954 and an average service award of $16,311 under the Directors’ Value Sharing Plan (as described further below).

Under the current Non-Employee Directors’ compensation program effective July 1, 2004, our Non-Employee Directors receive total annual compensation of $160,000, excluding any fees received for holding the position of a Committee Chair or Lead Director. Current total compensation consists of an annual retainer of $80,000 in cash and $80,000 in deferred stock units, which are credited to each Non-Employee Directors’ account under the Directors’ Deferred Compensation Plan. Directors may also elect to defer the cash component of their annual retainer into various investment options, including the Lincoln National Corporation stock unit account option, available under the Directors’ Deferred Compensation Plan. Under the current program, no Board or Committee meeting fees are paid.

In addition, under the prior arrangement, Committee Chairs and the Lead Director each received an annual retainer of $5,000. Currently, Committee Chairs receive an annual retainer of $5,000 and the Lead Director receives an annual retainer of $25,000.

Further, we reimburse Non-Employee Directors for reasonable expenses that they incur to attend Board and committee meetings. The Corporate Governance Committee has discretion to recommend to the Board additional compensation for meetings in addition to the Board’s or a Committee’s regularly scheduled meetings. Finally, Non-Employee Directors who are directors of Lincoln Life & Annuity Company of New York receive an annual retainer of $15,000 and $1,100 for each board and committee meeting that they attend, plus we reimburse them for reasonable expenses that they incur to attend those meetings.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan consolidated all of the various payments being made under multiple plans pre-July 1, 2004 into one payment—a single annual retainer in the amount of $160,000. Half of the annual retainer ($80,000) is automatically deferred into each Non-Employee Director’s stock unit account under the Directors’ Deferred Compensation Plan. At the election of the Non-Employee Director, any or all of the remaining half of the annual retainer (the $80,000 cash portion) may be deferred in accordance with the terms and provisions of the Deferred Compensation Plan, with such amounts (and any earnings, losses, and expenses charged or accounted thereto) payable upon the Non-Employee Director’s retirement or resignation from the Board. The Non-Employee Director must direct any of these deferred amounts into various “phantom” investment options. Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our Common Stock (payable only in stock), or in any of the investment options also available under the Corporation’s Employee’s Savings and Profit-Sharing Plan.

Any obligations incurred under the Directors’ Deferred Compensation Plan shall remain unfunded. Amounts credited to the various accounts are not held in trust and are therefore not protected against our insolvency. The benefits of individual Non-Employee Directors may therefore become subject to claims of our general creditors. In the event of insolvency, the rights of any Non-Employee Director (as well as the rights of his or her beneficiary or estate) to claim amounts under the Plan are solely those of an unsecured general creditor. At the time that a Non-Employee Director ceases service on the Board, amounts deferred under the Directors’ Deferred Compensation Plan must begin to be paid either in a lump sum or in annual installments over a period of up to twenty years. Amounts deferred into stock units will be paid out in shares of our Common Stock, with any fractional share being settled in cash. Any amounts not yet disbursed to a participant will continue to be credited with earnings under the relevant investment measures until such time as those amounts are paid in full.

Bonus Awards and Service Awards under the DVSP

Prior to July 1, 2004, Non-Employee Directors participated in the Directors’ Value Sharing Plan (the “DVSP”). The DVSP effectively aligned the criteria used for director’s compensation with the criteria applicable to the compensation of our Executive Officers by paying Non-Employee Directors “Bonus Awards” that mirrored the long-term incentive cycles, target and measures under the 2001 ICP. One three-year (2001-2003) performance cycle has already been completed, and an award of $26,949 based upon the performance goals achieved during that cycle was paid out in March 2004 to our Non-Employee Directors who served on the Board during the entire three-year performance cycle. Four of our Non-Employee Directors—Mr. Avery ($14,984), Ms. Britell ($23,958), Mr. Mee ($21,721) and Mr. Tilton ($16,466)—received pro-rated awards based on their length of Board service during the three-year performance cycle. In addition, two additional three-year, (2002-2004) and (2003-2005), overlapping long-term performance cycles were previously established. The 2002-2004 and 2003-2005 cycles also mirror the cycles, targets and measures established under the long-term incentive award programs for our Executive Officers.

However, as part of the changes approved by the Board and our shareholders, the DVSP was terminated effective as of July 1, 2004. Non-Employee Directors who are eligible to receive benefits under the Directors’ Deferred Compensation Plan described above are no longer eligible to receive award payments (Bonus Awards or Service Awards) under the DVSP, including awards under the 2002-2004 or 2003-2005 cycles. Dividend Equivalent Payments will continue to be credited with respect to all outstanding awards. There are two Non-Employee Directors who retired prior to July 1, 2004, and who are therefore not eligible to receive awards under the Directors’ Deferred Compensation Plan. These two retired Directors will receive pro-rated Service Awards based upon the Board’s certification of the achievement of the performance goals established for 2002-2004 and 2003-2005 cycles in progress at the time of such Director’s retirement.

Prior to July 1, 2004, except as discussed below under the “Retirement Benefits” section, each Non-Employee Director also received a quarterly Service Award in the form of stock units (up to a maximum of 40 Service Awards) under the DVSP. As with Bonus Awards, Service Awards were credited to a non-qualified deferred compensation account established for each Non-Employee Director under the DVSP. Service Awards were based upon a formula that took into account the Non-Employee Director’s age upon election to the Board, the annual retainer and an assumed minimum return on Common Stock. The last Service Award under the DVSP was credited at the end of the second quarter of 2004 (June 30, 2004).

Retirement Benefits

Before 1996, our Directors were allowed to participate in our retirement plan. All Non-Employee Directors who were directors on January 1, 1996, could choose either to (a) have their benefits under the retirement plan converted to deferred stock units and credited as Service Awards under the DVSP, or (b) continue participating in the retirement plan (described below). For any Non-Employee Director who elected to receive Service Awards under the DVSP, and who dies prior to retirement from the Board, the value of his or her Service Award account will not be less than the lump sum death benefit that would have been payable under the retirement plan.

Only one of our Directors, Ms. Ruckleshaus, elected to continue participating in the retirement plan. The annual benefit payable to Ms. Ruckelshaus under the retirement plan will be calculated as 0.833% of her annual retainer during the last year she is a Director, multiplied by the number of months she has served on the Board up to a maximum of 120 months. Ms. Ruckelshaus will be credited with 120 months. Ms. Ruckelshaus may elect to receive her retirement benefit in either a single lump sum or in monthly payments beginning at the later of the date she retires from the Board or age 65. If Ms. Ruckleshaus dies prior to the date her retirement benefits begin, a death benefit will be paid to her beneficiary.

In May of 2004, in anticipation of the changes to be made to the directors compensation program, which would significantly increase the amount of Non-Employee Director compensation expressed as an annual retainer (from $55,000 to $160,000), the Board decided to change the Retirement Plan formula for the sole Non-Employee Director continuing to participate in that Plan. For that Director, $55,000 will continue to be used as the “base amount” in the calculation. This “base amount” will be increased based upon increases in the aggregate Non-Employee Director compensation. For 2004, for example, we made an 8.39% increase in the base amount used to calculate the Retirement Plan benefit, or approximately $59,615.

Other Benefits

We provide financial planning services to Non-Employee Directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates. A Lincoln Financial Advisors financial planner must provide the financial planning services to be eligible for reimbursement. We also allow non-employee directors to participate in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages. A participating non-employee director is responsible for all of the premiums for the coverage.

ITEM 2

RATIFICATION OF THE

APPOINTMENT OF THE

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

On March 9, 2005, our Audit Committee appointed Ernst & Young LLP, as our independent registered public accounting firm, for the year ending December 31, 2005. We have engaged this firm and its predecessors in this capacity continuously since 1968. Although not required, we request that you ratify this appointment. If you do not ratify this appointment, the Audit Committee may reconsider its appointment. Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firms at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2004.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP, as our independent registered public accounting firm for 2005.

Independent Registered Public Accounting Firm

Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2004 and 2003 for professional services rendered as well as the related percentage of total fees that each category comprises.

	Fiscal Year Ended – December 31, 2004	% of total fees	Fiscal Year Ended – December 31, 2003	% of total fees
Audit Fees	$8,439,230	84.4%	$5,898,334	67.7%
Audit-Related Fees	$1,515,984	15.2%	$2,766,497	31.7%
Tax Fees	$44,770	0.4%	$43,818	0.5%
All Other Fees	—	—%	$10,000	0.1%
TOTAL FEES:	$9,999,984	100.0%	$8,718,649	100%

Audit Fees

Fees for audit services include fees associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings. In addition, for 2004, the increase from 2003 primarily reflects incremental costs to support the new annual attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews. During 2003, audit-related services also included assistance provided to us related to the documentation and ongoing implementation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

Fees for tax services include tax compliance and advisory services.

All Other Fees

Fees for all other services not included above consisted of fees for Ernst & Young online accounting research tool in 2003.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve services provided by Ernst & Young LLP. These pre-approval procedures are set forth in Exhibit 7 hereto. During the year ended December 31, 2004, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2004. The Audit Committee has also discussed with the Lincoln National Corporation’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee has received the written disclosures and representations from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Lincoln National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

William J. Avery
Jenne K. Britell, Ph.D.
M. Leanne Lachman, Chair
Michael F. Mee
Glenn F. Tilton

Pursuant to SEC rules, the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent we specifically request that such information be treated as soliciting material or specifically incorporates such information by reference into a document filed with the SEC under the Securities Exchange Act of 1934, as amended, or under the Securities Act of 1933, as amended.

ITEM 3

APPROVAL

OF

THE LINCOLN NATIONAL CORPORATION

AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

We are asking shareholders to approve an amendment and restatement to the Lincoln National Corporation Incentive Compensation Plan, as amended and restated on March 8, 2001 (the “Amended and Restated Plan”). In 1997, our Board of Directors adopted, and our shareholders approved, the 1997 Incentive Compensation Plan (the “1997 ICP”). On April 10, 2001, our shareholders approved an amendment and restatement to the 1997 ICP. The plan as amended and restated in 2001 will be referred to below as the “2001 ICP.” Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), requires that shareholders re-approve the Amended and Restated Plan at least once every five years to satisfy the conditions necessary for us to exclude awards under the plan from the $1 million limit on our federal income tax deductions for compensation payable to certain Executive Officers.

Purpose of the Amendment and Restatement

The Amended and Restated Plan does not increase the total number of shares of Common Stock available for issuance under the Plan. Under the 2001 ICP, the total number of shares of our Common Stock initially reserved and available for delivery to participants in connection with Awards (as defined below), including shares relating to awards previously granted, was 32,226,512. As of December 31, 2004, 8,138,300 of these shares remained available for issuance (the “Remaining Limit”). In addition, under the terms of the 2001 ICP, the number of shares that could be used to settle Awards other than stock options and stock appreciation rights (“SARs”) is limited to 5,889,512 (the “Sub-limit”). At December 31, 2004, approximately 774,909 shares remained available for these purposes. Note, in general, the Remaining Limit will fluctuate as new Awards are granted and as outstanding Awards expire or are cancelled or forfeited. For a further discussion of share counting under the Amended and Restated Plan, see “Shares Subject to the Amended and Restated Plan; Annual Per-Person Limitations” below.

The Amended and Restated Plan seeks to remove the Sub-limit on the number of shares that can be used to settle awards other than stock options and SARs, and to instead, count shares issued pursuant to Awards, other than stock options and SARs, granted on or after the date shareholders approve the Amended and Restated Plan against the Remaining Limit at a 3.25-to-1 ratio. For example, if the Amended and Restated Plan is approved by shareholders and we issue 100 shares of Common Stock to settle a long-term incentive award granted after the shareholder approval date, we would reduce the Remaining Limit under the Amended and Restated Plan by 325 shares. We believe that this would give us the flexibility to issue Common Stock in payment of long-term incentive awards conditioned on the satisfaction of performance goals. We believe that granting awards conditioned on the satisfaction of performance goals better aligns the interests of grantees with those of shareholders, namely, the creation of long-term shareholder value through strong corporate performance. In addition, shares counted under this 3.25-to-1 ratio include shares used settle our deferred compensation obligations and restricted stock arising or awarded on or after the date shareholders approve the Amended and Restated Plan.

The Amended and Restated Plan also amends share counting provision of the 2001 ICP, so that, after the date shareholders approve the Amended and Restated Plan, any shares a participant surrenders to pay the exercise price of an award and those which we withhold to satisfy a tax withholding obligation will not be available for future Awards under the Amended and Restated Plan.

On January 13, 2005, the Compensation Committee of our Board of Directors set the performance measures for the 2005-2007 long-term incentive plan cycle. The performance measures for our Executive Officers are total shareholder return, growth in income from operations per share and return on equity. On March 10, 2005, the Compensation Committee made the long-term incentive awards to eligible employees, which are set at a targeted dollar amount. In addition to potentially receiving the target award for targeted performance, a grantee may receive 25% of the target award for corporate performance at the threshold measures or twice the target award for performance at the maximum target performance measures. If none of the threshold measures is satisfied, no payout will occur. If less than three of the performance measures equals or exceeds the threshold measures, a payout at less than the threshold award may occur. Certain officers, including our Executive Officers, were provided the option to receive cash, our stock or stock options, or a combination thereof upon satisfaction of the performance goals. For more information on the manner in which the various forms of payout are valued, see footnote 1 to Table D on page 50 of this Proxy Statement. Other grantees will receive only stock upon satisfaction of the performance goals. Consequently, if the maximum numbers of share awards that could be earned by exceeding the performance targets for awards during the 2005-2007 performance cycle were in fact earned, the shares needed for such payments would exceed the shares remaining available under the Sub-limit to settle awards other than options or stock appreciation rights. This will hinder our ability to reward employees in shares for exceptional performance. In recognition of this 2001 ICP limitation, awards granted with respect to the 2005-2007 long-term incentive award performance cycle and denominated in shares were conditioned on there being a sufficient number of shares available under the Amended and Restated Plan to satisfy such awards. Similarly, the Sub-limit restricts our ability to draw against the full number of shares previously authorized to settle deferred compensation that executives have chosen to have measured as if it were invested in shares of Common Stock.

If approved by shareholders, this Amended and Restated Plan would increase our flexibility in utilizing shares available for Awards under the Plan. Accordingly, it would allow us to settle in shares awards granted with respect to the 2005-2007 long-term incentive award performance cycle and denominated in shares as well as to payout shares for deferred compensation that executives have chosen to have measured as if invested in our Common Stock. If the Amended and Restated Plan is not approved, the 2001 ICP will continue to operate as in effect before the amendment and restatement, including being subject to the limitations contained in the 2001 ICP, and certain officers will be given the opportunity to revise their payout elections to receive their payouts in cash or stock options, while grantees who receive their payouts in stock only will have their awards cancelled and replaced with such other Awards as the Compensation Committee shall determine. Further, pursuant to the Section 162(m) requirements, failure to approve the Amended and Restated Plan also would result in our being precluded from making certain performance-based awards after the 2006 Annual Meeting of Shareholders, unless shareholders approve the 2001 ICP at the 2006 Annual Meeting of Shareholders.

The following is a brief description of the material features of the Amended and Restated Plan. This description is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached hereto as Exhibit 8.

Purpose of the Plan

Our Board of Directors believes that attracting and retaining key employees is essential to our growth and success. In addition, the Board believes that our long-term success is enhanced by a competitive and comprehensive compensation program, which may include tailored incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of our performance and the creation of shareholder value. These awards will enable us to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in us and thereby align their interests with the interests of our shareholders. In addition, the Board has concluded that the Compensation Committee should be given sufficient flexibility to provide for annual and long-term incentive awards contingent on performance.

Types of Awards. The terms of the Amended and Restated Plan provide for grants of stock options, stock appreciation rights (“SARs”), restricted stock, deferred stock units, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property (“Awards”).

Shares Subject to the Amended and Restated Plan; Annual Per-Person Limitations. As stated above, under the Amended and Restated Plan, the total number of shares of our Common Stock reserved and available for delivery to participants in connection with Awards is 32,226,512. However, the Remaining Limit is available as of December 31, 2004. Shares that may be issued in payment of Awards, other than Options and SARs, granted on or after the date shareholders approve the Amended and Restated Plan shall be counted against the Remaining Limit at a ratio of 3.25-to-1. The total number of shares of Common Stock with respect to which incentive stock options (“ISOs”), none of which are currently outstanding, may be granted shall not exceed 2,000,000. As stated above, the Remaining Limit will vary at any point in time due to new Award grants and expirations, forfeitures and cancellations of outstanding Awards as discussed in the following paragraph. Any shares of Common Stock delivered under the Amended and Restated Plan shall consist of authorized and unissued shares.

The Amended and Restated Plan contains rules to permit all awards to be properly counted and not counted twice. These rules will apply to shares previously authorized under any other plan at the time they become subject to the Amended and Restated Plan. Forfeited, terminated or expired awards of shares, as well as awards settled in cash without issuing any shares, will become available for future awards. With respect to stock settled SARS, the full issuance of shares to settle such Awards will count against shares available under the Amended and Restated Plan.

In addition, the Amended and Restated Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, units of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 2,000,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be earned as an annual incentive award or other cash Award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash Award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the Amended and Restated Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility. Our or our subsidiaries’ executive officers and other officers and employees, agents and brokers, including any such person who may also be one of our directors, are eligible to be granted Awards under the Amended and Restated Plan. It is anticipated that approximately 1,500 persons are eligible to receive Awards under the Amended and Restated Plan.

Administration. The Amended and Restated Plan will be administered by the Committee. Subject to the terms and conditions of the Amended and Restated Plan, the Committee is authorized to interpret the provisions of the plan, select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, adopt, amend and rescind rules and regulations relating to the Amended and Restated Plan, and make all other determinations that may be necessary or advisable for the administration of the Amended and Restated Plan. The Committee may, in its discretion, convert any Award or the value of any Award under the Amended and Restated Plan, subject to applicable laws and regulations, into Deferred Stock Units which will be administered under the Deferred Compensation Plan. The Amended and Restated Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended and Restated Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the Fair Market

Value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee, but must not be less than the Fair Market Value of a share of Common Stock on the date of grant. Under the Amended and Restated Plan, unless otherwise determined by the Committee, the Fair Market Value of Stock is the average of the highest and lowest prices of a share of Common Stock, as quoted on the composite transactions table on the NYSE, on the last trading day prior to the date on which the determination of Fair Market Value is being made. On March 10, 2005, the fair market value of Common Stock (as determined in the manner set forth in the Amended and Restated Plan) was $46.77 per share.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a Fair Market Value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. To date, we have only granted SARs settleable exclusively in cash. The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price of an option is made in shares of Common Stock. However, as discussed below, the exercise price of an option may not be reduced (except as a result of a change in our capitalization) without shareholder approval. See “Other Terms of Awards; No Repricing,” below.

The table below sets forth, at March 10, 2005, the number of options (excluding those that may be granted in connection with long-term performance awards) outstanding under the 2001 ICP to the following persons:

Name	# of Options Outstanding
Jon A. Boscia	918,535
John H. Gotta	209,500
Robert W. Dineen	-0-
Richard C. Vaughan	315,000
Jude T. Driscoll	36,000
All current Executive Officers as a group	2,017,399
All employees, excluding Executive Officers, as a group	7,624,188

Restricted Stock and Deferred Stock Units. The Committee is authorized to grant restricted stock and deferred stock units. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock units is credited to a bookkeeping reserve account under the Deferred Compensation Plan. Such an Award confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards. The Amended and Restated Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon our performance or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the Amended and Restated Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Named Executive Officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criterion. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the Amended and Restated Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the Amended and Restated Plan are, as defined by the Committee: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies; and (11) any criteria comparable to those listed above that shall be approved by the Committee.

In granting annual incentive or performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify as performance-based compensation under Code Section 162(m).

Subject to the requirements of the Amended and Restated Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. Because of the discretionary nature of the awards that may be made under the Amended and Restated Plan, the benefits available under the plan are not readily determinable. However, the Awards that may be made under the Amended and Restated Plan are subject to the limitations discussed above under “Shares Subject to the Amended and Restated Plan; Annual Per Person Limitations.”

Other Terms of Awards; No Repricing. In general, Awards may be settled in the form of cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the Amended and Restated Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Amended and Restated Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

Awards under the Amended and Restated Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the Amended and Restated Plan, awards under our other plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain noncompetition, confidentiality or intellectual property covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed by us or within a specified period following termination of employment. We may, in our discretion, in any individual case provide for waiver in whole or in part of compliance with the noncompetition, confidentiality or intellectual property covenants.

Notwithstanding any other provision of the Amended and Restated Plan, no option that has been granted under the Amended and Restated Plan may be repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with adjustments permitted under the Plan), if the effect would be to reduce the exercise price for the shares underlying the option.

Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of a “change of control” of us, except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change of control. Upon the occurrence of a change of control, except to the extent otherwise determined by the Committee at the date of grant, options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. “Change of Control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding Common Stock, significant changes in our board of directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets.

Amendment and Termination of the Amended and Restated Plan. The Board of Directors, or the Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the Amended and Restated Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the Amended and Restated Plan or broaden eligibility. Unless earlier terminated by the Board, the Amended and Restated Plan will terminate at such time as no shares remain available for issuance under the Amended and Restated Plan, and we have no further rights or obligations with respect to outstanding Awards under the Amended and Restated Plan.

Federal Income Tax Implications of the Amended and Restated Plan. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Amended and Restated Plan.

The grant of an option or SAR will create no tax consequences for the participant or us. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and Fair Market Value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the Fair Market Value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the Fair Market Value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the Amended and Restated Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the Fair Market Value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the Fair Market Value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

The foregoing summary of the federal income tax consequences in respect of the Amended and Restated Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

Because the Compensation Committee has discretion to determine the amount and types of awards to be granted under the Plan, all of the benefits that will be received in the future by participants are not readily determinable. However, as noted above, on March 10, 2005, the Compensation Committee made long-term incentive awards set at a threshold-target-maximum dollar amount, conditioned on there being a sufficient number of share available to satisfy the awards. Since the payout, if any, of the 2005-2007 long-term incentive awards depends upon satisfaction of performance measures over the three-year period, the exact benefits or amounts that will be received under the Amended and Restated Plan are also not readily determinable.

The table below shows the long-term incentive awards for the 2005-2007 performance cycle, denominated in dollars, granted to the Named Executive Officers, our Executive Officers, as a group and the group of current employees who are not Executive Officers, by the Compensation Committee on March 10, 2005 and conditioned on the availability of sufficient shares to satisfy the awards.

	Dollar Value ($) [1,2]
Name & Title	Threshold	Target	Maximum
Jon A. Boscia Chairman and CEO of LNC	$1,300,000	$5,200,000	$10,400,000

John H. Gotta President and CEO of The Lincoln National Life Insurance Company	$525,000	$2,100,000	$4,200,000

Robert W. Dineen President and CEO, Lincoln Financial Advisors	$325,000	$1,300,000	$2,600,000

Richard C. Vaughan[3] Executive Vice President and CFO of LNC	$425,000	$1,700,000	$3,400,000

Jude T. Driscoll President and CEO, Lincoln National Investment Companies and Delaware Management Holdings, Inc.	$300,000	$1,200,000	$2,400,000

All Executive Officers (including those above), as a Group	$4,276,000	$17,104,000	$34,208,000

Non-Executive Officers Employee Group	$3,022,789	$12,091,156	$24,182,312

[1]	As stated above, if the threshold performance measures are not met, no payout will occur.
[2]	As stated above, the Named Executive Officers, Executive Officers and certain other officers can choose to be paid in cash, shares or options, or a combination thereof.
[3]	Mr. Vaughan will retire in April 2005. Under the terms of the long-term incentive award agreements for the 2005-2007 cycle, Mr. Vaughan will be eligible for a pro rata award, if any, based of the amount of his service during the applicable performance cycle.

Information Regarding Equity Compensation Plans

The table below provides information as of December 31, 2004 regarding securities authorized for issuance under all of our equity compensation plans.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	15,274,578[1]	$43.28	8,706,300[2]
Equity compensation plans not approved by shareholders	None	—	—

1	This amount includes the following:

•	10,720,826 outstanding options.

•	623,048 and 2,753,311 represent outstanding long-term incentive awards, based on the maximum amounts potentially payable under the awards in stock options and shares (including potential dividend equivalents). The long-term incentive awards have not been earned as of December 31, 2004. The number of options and shares, if any, to be issued pursuant to such awards will be determined based upon our, and in some cases, our subsidiaries’ performance, over the applicable three-year performance period. Since the shares that may be received in payment of the awards have no exercise price, they are not included in weighted-average exercise price calculation in column (b). The long-term incentive awards are all issued under the 2001 ICP.

•	2,624 outstanding restricted stock units.

•	1,204,769 outstanding deferred stock units.

2	Includes up to 774,909 securities available for issuance in connection with restricted stock, restricted stock units, performance stock, performance stock units, deferred stock and deferred stock unit awards under the 2001 ICP. Also includes 568,000 securities available to be credited in deferred stock unit awards under the Directors’ Deferred Compensation Plan. Directors receive half of their annual retainer in the form of deferred stock units.

The Board of Directors recommends a vote FOR the Amended and Restated Incentive Compensation Plan.

TABLE A

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 7, 2005

NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS	LNC STOCK UNITS[2]	TOTAL OF LNC COMMON STOCK AND STOCK UNITS
Marcia J. Avedon, Ph.D.	—	*	—	—
William J. Avery	6,419	*	6,508	12,927
J. Patrick Barrett	26,861	*	29,896	56,757
Thomas D. Bell, Jr.	16,861	*	9,726	26,587
Jon A. Boscia	1,169,741	*	43,025	1,212,766
Jenne K. Britell, Ph.D.	8,617	*	8,235	16,852
Robert W. Dineen	25,040	*	—	25,040
Jude T. Driscoll	46,293	*	3,022	49,315
John G. Drosdick	11,159	*	9,853	21,012
John H. Gotta	211,686	*	4,353	216,039
Eric G. Johnson	13,094	*	13,922	27,016
M. Leanne Lachman	16,264	*	26,728	42,992
Michael F. Mee	7,345	*	8,197	15,542
Ron J. Ponder, Ph.D.	12,082	*	11,965	24,047
Jill S. Ruckelshaus	20,264	*	8,745	29,009
Glenn F. Tilton	8,022	*	6,464	14,486
Richard C. Vaughan	405,194	*	47,875	453,069
All Directors and Executive Officers as a group – 24 persons	2,612,105	1.48%	342,316	2,954,421

*	Each of these amounts represents less than 1% of the outstanding shares of our Common Stock as of March 7, 2005.

[1]	The number of shares that each person named in this table has a right to acquire within 60 days of March 7, 2005 is as follows: Mr. Avery, 2,250 shares; Mr. Barrett, 7,500 shares; Mr. Bell, 7,500 shares; Mr. Boscia, 956,535 shares; Dr. Britell, 4,500 shares; Mr. Driscoll, 36,000 shares; Mr. Drosdick, 7,500 shares; Mr. Gotta, 178,820 shares; Mr. Johnson, 7,500 shares; Ms. Lachman, 7,500 shares; Mr. Mee, 4,500 shares; Dr. Ponder, 7,500 shares; Ms. Ruckelshaus, 7,500 shares; Mr. Tilton, 4,500 shares; and Mr. Vaughan, 352,500 shares. In addition, the shares listed above include restricted stock of which the following persons have sole voting power (and no investment power): Mr. Avery, 2,169 shares; Mr. Barrett, 8,361 shares; Mr. Bell, 8,361 shares; Dr. Britell, 3,117 shares; Mr. Dineen, 25,000; Mr. Driscoll, 10,000 shares; Mr. Drosdick, 3,659 shares; Mr. Johnson, 5,594 shares; Ms. Lachman, 8,364 shares; Mr. Mee, 2,845 shares; Dr. Ponder, 4,582 shares; Ms. Ruckelshaus, 8,364 shares; and Mr. Tilton, 2,306 shares. The following individuals share voting and investment power with their spouse to the specified number of shares: Mr. Boscia, 2,931 shares and Mr. Gotta, 26,871. In addition, the shares listed above include certain shares owned by the individual’s spouse: Mr. Boscia, 33,428 shares and Mr. Gotta, 16,931 shares. Finally, the shares listed above include shares that are held in foundations or trusts: Mr. Boscia, 50,696 shares are held by the Boscia Family Foundation of which Mr. Boscia is a trustee, and with respect to which, he does not have a pecuniary interest, and Mr. Vaughan, 18,020 shares are held in a trust of which Mr. Vaughan is the sole trustee, and 32,436 shares are held in a trust of which Mr. Vaughan’s wife is the sole trustee and Mr. Vaughan is the beneficiary.

[2]	LNC Stock Units are non-voting, non-transferable phantom stock units held under either the Directors’ Deferred Compensation Plan or the Deferred Compensation Plan. LNC stock units are payable in shares of our Common Stock generally following a participant’s resignation, termination or retirement in the calendar year following such an event. Participant’s under the Deferred Compensation Plan may also specify an in-service payout.

TABLE B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 2004

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	12,032,719 shares	6.9%

Common Stock	Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	10,659,400 shares	6.1%

The information set forth in this Table is based solely on our review of Schedules 13G filed with the SEC and provided to us by the above named beneficial owners. Information regarding the amount and nature of beneficial ownership is to the best our knowledge.

TABLE C

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
					AWARDS		PAYOUT
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS[1] ($)	OTHER ANNUAL COMPEN- SATION[2] ($)	RESTRICTED STOCK AWARDS[3] ($)	SECURITIES UNDERLYING OPTIONS/ SARs[4] (#)	LTIP PAYOUT(S) ($)[5]	ALL OTHER COMPEN- SATION[6] ($)
JON A. BOSCIA Chairman and CEO of LNC	2004 2003 2002	850,000 850,000 850,000	4,371,745 4,247,571 1,934,855	-0- -0- -0-	-0- -0- -0-	12,817 39,393 207,964	814,340 1,954,287 1,150,659	233,970 185,022 129,990

JOHN H. GOTTA President and CEO of The Lincoln National Life Insurance Company	2004 2003 2002	600,000 504,807 400,000	1,851,563 1,413,604 822,857	-0- -0- -0-	-0- -0- -0-	16,930 -0- 55,000	541,322 725,143 257,600	99,381 40,797 50,798

ROBERT W. DINEEN[7] President and CEO, Lincoln Financial Advisors	2004 2003 2002	400,000 400,000 23,077	1,935,417 652,521 -0-	-0- -0- -0-	-0- -0- 841,125	-0- -0- -0-	123,818 148,571 -0-	25,576 3,174 -0-

RICHARD C. VAUGHAN Executive Vice President and CFO of LNC	2004 2003 2002	515,000 515,000 515,000	1,590,286 1,545,116 703,832	-0- -0- -0-	-0- -0- -0-	-0- 15,033 50,000	234,873 563,657 331,858	100,951 63,053 57,705

JUDE T. DRISCOLL President and CEO, Lincoln National Investment Companies and Delaware Management Holdings, Inc.	2004 2003 2002	450,000 442,635 258,501	1,648,828 1,457,923 -0-	417,479 -0- 738,901	-0- -0- 346,750	-0- -0- -0-	171,440 411,429 -0-	694,187 89,291 45,377

[1]	Represents annual incentive awards for 2004, 2003 and 2002 awarded under the 2001 ICP.

[2]	Perquisites and other personal benefits of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the relevant Named Executive Officer during the years reported in the table and, therefore, are not included in the table. The amount shown for Mr. Driscoll in this column for 2004 includes $417,479 for tax reimbursement in connection with a loan forgiveness of $529,776. See “Certain Transactions” for more information. The loan forgiveness is reported in “All Other Compensation” (Column (i)). Amounts shown for Mr. Driscoll in this column for 2002 include a relocation reimbursement of $509,990 and a tax gross-up relating to his relocation reimbursement.

[3]	The number and aggregate value of restricted stock holdings, including restricted stock units accumulated as dividends, of the Named Executive Officers as of December 31, 2004, are as follows: Mr. Boscia, -0-; Mr. Gotta, -0-; Mr. Dineen, 25,404 ($1,185,859); Mr. Vaughan, -0-; and Mr. Driscoll, 10,724 shares ($500,596). As of December 31, 2004, the number and value of the aggregate restricted stock holdings (including restricted stock units accumulated as dividends) of all of our employees was 187,848 shares representing a total value of $8,768,745. Dividends are accumulated on restricted stock awards in restricted stock units, and when the restrictions on restricted stock lapse, the restricted stock units accumulated as dividends are paid in cash based on the average of the high and low price of our Common Stock as reported on the NYSE on the day before the restrictions lapse.

[4]	Amounts shown in this column for 2004 and 2003 reflect only “reload” options grants; the details of those grants are described in more detail in Table E (“Option/SAR Grants in Last Fiscal Year”). In addition, under the 2004-2006 Performance Cycle, the Named Executive Officers may elect to receive long-term incentive awards, if any, paid thereunder in cash, restricted stock or stock options, subject to certain adjustments designed to reflect the risk associated with the form of award elected. The details of those awards are set forth in Table D. If the performance criteria for the 2004-2006 Performance Cycle are satisfied, the amount and form of awards thereunder will be reflected in the appropriate column in this Table C.

[5]	The amounts shown for 2004, 2003 and 2002 reflect amounts paid out under the performance cycles ended 2004, 2003 and 2002, respectively, pursuant to the long-term incentive awards by the Compensation Committee under the 2001 ICP. More information regarding the Long-term incentive awards is set forth in the Compensation Committee Report and in Table D.

[6]	Amounts included in the All Other Compensation column are amounts that we contribute or accrue for the Named Executive Officers under our Employees’ Savings and Profit-Sharing Plan (the “Profit Sharing Plan”), our 401(k) plan, the Deferred Compensation Plan, and the dollar value of credits for health and life benefits and insurance premiums paid by us. Our matching contributions to the Profit-Sharing Plan for fiscal 2004 were as follows: Mr. Boscia, $18,500, Mr. Gotta, $13,875, Mr. Dineen, $4,313, Mr. Vaughan, $18,500 and Mr. Driscoll, $13,875. Our matching contributions to the Deferred Compensation Plan for fiscal 2004 were as follows: Mr. Boscia, $214,608, Mr. Gotta, $84,803, Mr. Dineen, $20,688, Mr. Vaughan, $76,642 and Mr. Driscoll, $78,469. In addition, Mr. Driscoll, as an employee of Delaware Investments, participates in the Delaware Management Holdings, Inc. Retirement Plan (“DRP”). The DRP is a defined contribution retirement plan to which the company contributes a fixed percentage of eligible compensation. The amount contributed to the DRP on Mr. Driscoll’s behalf for 2004 was $69,343. Because the DRP is a tax-qualified plan, only $15,000 of the total amount could be contributed to the DRP because of Internal Revenue Code limits, with the excess amount, $54,343, contributed to the Deferred Compensation Plan on Mr. Driscoll’s behalf. Mr. Driscoll’s amount also includes $529,776, which represents a loan forgiveness. See “Certain Transactions” for more information. Another $417,479 for tax reimbursement on account of this payment is included in “Other Annual Compensation” (Column (e)). We paid a $5,460 insurance premium on behalf of Mr. Vaughan for fiscal 2004. The remaining amounts included in this column represent credits for life and health benefits of: Mr. Boscia, $862, Mr. Gotta, $703, Mr. Dineen, $575, Mr. Vaughan, $349 and Mr. Driscoll, $2,724.

[7]	Mr. Dineen was hired in December of 2002.

TABLE D

Long-Term Incentive Awards are intended to reward our Named Executive Officers for sustained performance of LNC over rolling three-year long-term incentive “performance cycles.” In March of 2004, the Compensation Committee established a 2004-2006 performance cycle, which will run for a three-year period from the beginning of 2004 through the end of 2006. The details of the long-term incentive awards are set forth below.

LONG TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

	Number of shares, units or other rights	Performance or other period until maturation or payout	Estimated future payouts under non-stock price based plans[1,2,3]
Name			Threshold $	Target $	Maximum $
Jon A. Boscia	N/A	2004-2006	1,300,000	5,200,000	10,400,000

John H. Gotta	N/A	2004-2006	525,000	2,100,000	4,200,000

Robert W. Dineen	N/A	2004-2006	325,000	1,300,000	2,600,000

Richard C. Vaughan[4]	N/A	2004-2006	425,000	1,700,000	3,400,000

Jude T. Driscoll	N/A	2004-2006	300,000	1,200,000	2,400,000

[1]	The long-term incentive awards contemplated by this cycle are intended to provide below market compensation for average or below average LNC performance and above-average compensation for target or above target performance. The “Target” award level generally is achieved when our performance during a long-term incentive award cycle is at the target performance measures. The “Threshold” award, which is 25% of the Target award, generally reflects LNC performance at the threshold measures. The “Maximum” award, which is twice the Target award, generally will be paid only for performance that equals or exceeds our maximum performance measures. The performance measures are based on return on equity, growth in income from operations per share (as defined on page 19) and a comparison of shareholder return as compared to a modified S&P 500 index, which is modified to include only companies in the S&P 500 index for the entire performance period. If none of the threshold measures is satisfied, no payout will occur. If less than three of the performance measures equals or exceeds the threshold measures, a payout at less than the Threshold award may occur. The executives were provided the option to receive cash, our stock or stock options, or a combination thereof upon satisfaction of the performance goals. To the extent a grantee chooses a cash payout, the value of the award was discounted 22%. A Target award was selected for each executive, and the number of stock options or shares of stock, respectively, that the executive could elect to receive was based on the Black-Scholes value of the stock options or the market value of our shares on the date the long-term incentive award was granted. If we achieve the “target” level of financial performance for the long-term incentive award cycle, for example, an executive electing payment solely in stock options or stock will receive stock options or stock having a value equal to 100% of the Target award (based on the Black-Scholes value of the stock options or the market value of our shares on the date the long-term incentive award was granted), while an executive electing payment solely in cash receives cash equal to 78% of the Target award. Options are limited to the Target award such that if an above Target award is paid out, the recipient would receive the additional amount above Target in shares. Options granted for payouts of long-term incentive awards have a ten-year term, which begins to run from the date of the long-term incentive award to which they relate. The Compensation Committee of the Board retains its authority to adjust performance targets and award levels for any cycle to reflect mergers, acquisitions or sales of businesses, restructuring charges, reserve strengthening, changes in peer companies or other factors. Dividend Equivalent Rights (“DERs”) attach to any portion of a long-term incentive award elected to be paid out in stock. The DERs are payable in stock, based upon normal dividend rates, only if the related long-term incentive award is actually paid. The Amounts actually paid with respect to the three-year performance cycle ended in 2004 are included in the Summary Compensation Table (Table C).

[2]	In no event will these long-term incentive award payments made to individuals who are “covered officers” under section 162(m) of the Internal Revenue Code of 1986, as amended, exceed specified percentages of our aggregate “income from operations” (as defined on page 19) for calendar years 2004 to 2006 that were established by the Compensation Committee in March 2004. These percentages vary with position and the length of the relevant long-term incentive award cycle. They range from a high of 1% for the CEO to a low of 0.34% for certain other officers. However, in no event may the maximum cash amount paid exceed $8 million for the CEO, $7 million for the CFO and business unit heads and $3.5 million for the General Counsel, Chief Information Officer and other heads of corporate staff units, and the maximum amount of shares paid to any individual may not exceed 2,000,000.

[3]	The Named Executive Officers have made the following payment elections: Mr. Boscia—33% cash, 67% options; Mr. Vaughan—50% shares, 50% options; and Messrs. Gotta, Driscoll and Dineen—100% shares.

[4]	Mr. Vaughan resigned as CFO in March 2005 and will retire in April 2005. However, under the terms of the 2004-2006 long-term incentive award agreements, Mr. Vaughan, will be eligible to receive his full award in 2006, if the performance measures established by the Compensation Committee are met. The 2004-2006 long-term incentive award agreements provide that in the case of a grantee’s death, total disability, retirement, or involuntary termination of employment with LNC and all affiliates without cause, the grantee (or grantee’s beneficiary, if applicable) shall receive (a) a full award if the event shall have occurred after the first full year of the cycle or (b) a pro-rated award if the event shall have occurred during the first year of the cycle (based on the ratio of days of employment during such first year to 365). For the 2003-2005 and 2005-2007 performance cycles, under the terms of the long-term incentive award agreements for those cycles, Mr. Vaughan will be eligible for a pro rata award, if any, based on the amount of his service during the applicable performance cycle.

TABLE E

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
( a )	(b)	(c)	(d)	(e)	(f)	(g)
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARs GRANTED [1] (#)	% OF TOTAL OPTIONS/SARs GRANTED TO EMPLOYEES IN FISCAL YEAR[2]	EXERCISE OR BASE PRICE[3] ($/SHARE)	EXPIRATION DATE	5% ($)	10% ($)

Jon A. Boscia	12,817	4.72	46.16	5/11/2004	7,096	14,003
John H. Gotta	16,930	6.23	45.89	3/9/2010	226,113	502,732
Robert W. Dineen	-0-	-0-	-0-	-0-	-0-	-0-
Richard C. Vaughan	-0-	-0-	-0-	-0-	-0-	-0-
Jude T. Driscoll	-0-	-0-	-0-	-0-	-0-	-0-

[1]	On February 11, 2004, Mr. Boscia received a reload grant of 12,817 options in connection with his exercise of 30,000 options granted May 11, 1994. On December 13, 2004, Mr. Gotta received a reload grant of 16,930 options in connection with his exercise of 31,430 options granted on March 9, 2000.

[2]	We granted options and cash-only SARs representing 271,558 shares to employees in fiscal year 2004.

[3]	The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares or by offset of the underlying shares, subject to certain conditions. The exercise price of an option is based on the average of the high and low prices of our Common Stock as quoted on the composite transactions table on the NYSE, on the last trading day prior to the date on which the option is granted.

TABLE F

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)				(e)
	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ($)	NUMBER OF UNEXERCISED OPTIONS HELD AT DECEMBER 31, 2004				VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS HELD AT DECEMBER 31, 2004[1]
NAME			EXERCISABLE		UNEXERCISABLE		EXERCISABLE ($)		UNEXERCISABLE ($)
Jon A. Boscia[2]	30,000	793,050	1,078,000		418,827		9,985,940		147,200

John H. Gotta	31,430	665,373	152,570		56,930		1,061,343		53,375

Robert W. Dineen	- 0 -	- 0 -	- 0 -		- 0 -		- 0 -		- 0 -

Richard C. Vaughan[2,3]	53,000	1,312,878	326,750		104,813		3,274,960		42,400

Jude T. Driscoll	- 0 -	- 0 -	68,539	[4]	32,913	[5]	1,196,155	[6]	640,620	[7]

[1]	Based on the $46.68 closing price of our Common Stock on December 31, 2004, as reported on the NYSE Composite Transactions tape.

[2]	In connection with the long-term incentive award for the 2004-2006 Performance Cycle described in Table D, Messrs. Boscia and Vaughan have elected to receive part of their payouts, if any, in options to acquire our Common Stock. However, the award of any or all of those options is subject to the satisfaction of the performance criteria described in Table D.

[3]	Mr. Vaughan resigned as CFO in March 2005 and will retire in April 2005. As a result of his retirement, under our options agreements, all unvested options will become exercisable and all options will be exercisable until the earlier of: (i) ten years from the date of grant or (ii) five years from the date of his retirement.

[4]	Includes options exercisable for 26,439 shares of Delaware Investment, U.S., Inc, our indirect wholly owned subsidiary (“DIUS”), Common Stock granted on September 10, 2001 at an exercise price of $103.23 and options exercisable for 15,100 shares of DIUS Common Stock granted on March 14, 2002 at an exercise price of $107.45.

[5]	Includes unexercisable options for 23,913 DIUS shares of which 8,813 and 15,100 relate to the September 10, 2001 and March 14, 2002 grants, respectively.

[6]	Includes exercisable options for 41,539 DIUS shares, which are valued at $1,109,755 at June 30, 2004. DIUS shares are valued semi-annually by the Compensation Committee of our Board of Directors utilizing a report prepared by an independent valuation firm using a market-transaction approach based on profit margin, revenues and assets. June 30, 2004 was the last valuation date prior to the date of this proxy statement.

[7]	Includes unexercisable options for 23,913 DIUS shares, which are valued at $611,820 at June 30, 2004.

TABLE G

PENSION TABLE

The retirement benefits set forth in Table G and the “cash balance disclosure” below include both benefits payable under our retirement plan and the Supplemental Retirement Plans. Retirement plan and supplemental plan retirement benefits vest when a participant has five years of vesting service.

Table G below provides the estimated annual retirement benefit amount that would be payable to Grandfathered Participants who retire before January 1, 2012, assuming employment until retirement at age 65, under the transitional rules using the final average pay formula at various final average salary levels (FAS) for various years of credited service (Service). These benefit amounts are examples only. The benefit amounts shown below assume employment ending at retirement at age 65. None of the Named Executive Officers who are eligible for this plan will be 65 by January 1, 2012; as mentioned above, they would either (a) retire prior to January 1, 2012 and have their benefit determined under the greater of the final average pay formula (actuarially reduced for early retirement) or the cash balance formula, or (b) retire on or after January 1, 2012 and have their benefit determined under the cash balance formula.

PENSION TABLE G
Final Average Salary[2]	ESTIMATED ANNUAL RETIREMENT BENEFIT FOR CREDITED YEARS OF SERVICE[1,3]
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years
$300,000	$51,000	$76,500	$102,000	$127,500	$153,000	$178,500	$186,000	$193,500
$350,000	$59,500	$89,250	$119,000	$148,750	$178,500	$208,250	$217,000	$225,750
$400,000	$68,000	$102,000	$136,000	$170,000	$204,000	$238,000	$248,000	$258,000
$450,000	$76,500	$114,750	$153,000	$191,250	$229,500	$267,750	$279,000	$290,250
$500,000	$85,000	$127,500	$170,000	$212,500	$255,000	$297,500	$310,000	$322,500
$550,000	$93,500	$140,250	$187,000	$233,750	$280,500	$327,250	$341,000	$354,750
$600,000	$102,000	$153,000	$204,000	$255,000	$306,000	$357,000	$372,000	$387,000
$650,000	$110,500	$165,750	$221,000	$276,250	$331,500	$386,750	$403,000	$419,250
$700,000	$119,000	$178,500	$238,000	$297,500	$357,000	$416,500	$434,000	$451,500
$750,000	$127,500	$191,250	$255,000	$318,750	$382,500	$446,250	$465,000	$483,750
$800,000	$136,000	$204,000	$272,000	$340,000	$408,000	$476,000	$496,000	$516,000
$850,000	$144,500	$216,750	$289,000	$361,250	$433,500	$505,750	$527,000	$548,250
$900,000	$153,000	$229,500	$306,000	$382,500	$459,000	$535,500	$558,000	$580,500
$950,000	$161,500	$242,250	$323,000	$403,750	$484,500	$565,250	$589,000	$612,750
$1,000,000	$170,000	$255,000	$340,000	$425,000	$510,000	$595,000	$620,000	$645,000
$1,050,000	$178,500	$267,750	$357,000	$446,250	$535,500	$624,750	$651,000	$677,250
$1,100,000	$187,000	$280,500	$374,000	$467,500	$561,000	$654,500	$682,000	$709,500
$1,150,000	$195,500	$293,250	$391,000	$488,750	$586,500	$684,250	$713,000	$741,750
$1,200,000	$204,000	$306,000	$408,000	$510,000	$612,000	$714,000	$744,000	$774,000

Notes to Table G:

1.	Amounts shown above reflect annual retirement benefits payable on a straight-line annuity basis at age 65 to participating employees, including the Named Executive Officers (except for Mr. Dineen and Mr. Driscoll) under the final average pay formula. This formula applies to most officers and other employees participating in the retirement plan prior to January 1, 2002. Because Mr. Dineen was not a participant in the plan before January 1, 2002, his benefit is based entirely on the cash balance plan formula. Mr. Driscoll is not eligible to participate in the retirement plan because he is an employee of Delaware Investments. Mr. Driscoll participates in the Delaware Management Holdings, Inc. Retirement Plan (DRP). The DRP is a non-contributory defined contribution plan to which Delaware Investments contributes a fixed percentage (currently 7.5%) of eligible compensation (salary and annual bonus with the bonus capped at 50% of amounts over $100,000). For the amount of 2004 contribution made to the DRP on behalf of Mr. Driscoll, please see footnote 6 to Table C. The estimated benefits shown above are based on final average salary (see footnote no. 2 below) and years of service credited under the terms of the retirement plan. The benefits have been reduced to recognize, in part, our contribution to the cost of Social Security benefits that a participant will receive. As a result of limitations imposed under the Internal Revenue Code, a portion of these benefit amounts may be paid under supplemental benefit plans described beginning on page 27 of this Proxy.

2.	Final average salary (FAS) is the average of an employee’s base salary paid in the consecutive 60-month period during an employee’s last ten years of active employment which produces the highest average salary. Recent base salary figures for the Named Executive Officers are reflected in Column (c) of Table C on page 48. FAS amounts used in the calculation do not reflect any projected future salary increases.

3.	The Named Executive Officers have the following estimated years of service credited under the retirement plan: Mr. Boscia, 21 years; Mr. Gotta, 11 years; Mr. Dineen, 2 years; and Mr. Vaughan, 14 years.

Cash Balance Plan

Pension benefits under the cash balance portion of our retirement plan are equal to the sum of a participant’s accumulated (1) Annual Benefit Credits and (2) Interest Credits:

•	Annual Benefit Credits are accumulated based on years of service and base salary plus bonus. As mentioned earlier in the “Retirement Plans” section on page 27, effective January 1, 2005, we now include 100% of eligible bonus amounts as compensation for purposes of calculating Annual Benefit Credits under the cash balance formula of the retirement plan.

•	Daily Interest Credits are based on the U.S. Treasury bond rates currently in effect. For participants hired prior to January 1, 2002, an opening account balance was actuarially determined based on the value of their benefit accrued as of December 31, 2001 under the final average pay formula.

For the following Named Executive Officers, the estimated annual straight life-annuity benefit at age 65 under the cash balance formula, assuming that each individual works until age 65, receives no increase in salary, receives an annual cash bonus paid at target, and assuming a U.S. Treasury bond interest credit rate of 4.86% per annum (which will vary over time) is as follows: Mr. Boscia, $635,648; Mr. Gotta, $205,039; and Mr. Dineen, $111,350. Mr. Vaughan, who is scheduled to retire on April 30, 2005, will receive an annual benefit under the transition formula of $53,860 (for immediate commencement of benefit), or $116,680 (for commencement at age 65). For information regarding the effect of supplemental plan retirement benefits on the cash balance benefits, see “Supplemental Retirement Arrangements” beginning on page 27.

GENERAL

DIRECTOR NOMINATION PROCESS

We have a Corporate Governance Committee of the Board composed solely of “independent directors” as that term is defined in the NYSE listing standards and our Corporate Governance Guidelines. Corporate Governance Committee has a charter, which is attached as Exhibit 5. The charter provides that among other purposes the Committee is responsible for (1) assisting the Board by identifying individuals qualified to become Board members, (2) recommending to the Board the director nominees for the next annual meeting of shareholders and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee. The charter provides, however, that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination. If any member of the Board being considered for re-nomination does not wish to serve or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess. The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes integrity, issues of diversity, age, professional accomplishments, skills such as understanding of marketing, finance, accounting, regulation and public policy, international background, commitment to our shared values, etc. – all in the context of an assessment of the perceived needs of the Board at a given point in time.

Our Corporate Governance Guidelines provide that the Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board has delegated the process of screening potential nominees to the Corporate Governance Committee with input from the CEO. In connection with the evaluation on a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and if warranted, one or more members of the Corporate Governance Committee interview the nominee. Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

Finally, although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which is set forth in Exhibit 2 to this proxy statement, and discussed immediately below under the heading “Shareholder Proposals.” If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board. The Board may accept or reject the proposed nominee. There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2006 Annual Meeting of Shareholders must be received by us no later than December 9, 2005. All such proposals should be sent to our Corporate Secretary.

To Be Presented In-Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws. Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and end thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Based on the Annual Meeting Date of May 12, 2005, such notice to be considered timely received for the 2006 Annual Meeting of Shareholders must be received on or after January 12, 2006 and on or before February 11, 2006. That notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records);

•	a brief description of the business desired to be brought before the meeting;

•	the class and number of our shares that are beneficially owned by the proposing shareholder; and

•	a description of any interest of such proposing shareholder in the business proposed.

There are additional requirements, which may be applicable. The applicable bylaw requirements are set forth in Exhibit 1 on page E-1.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of our shares which are beneficially owned by such person;

•	any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 2 on page E-2.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made. Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be. There are additional requirements that may be applicable.

2005 Shareholder Proposals

No shareholder proposals were received for the 2005 Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

Communications With Directors

The Board provides a process for shareholders to send communications to the Board or to the independent directors of the Board. Shareholders with information pertaining to any possible violation of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal accounting controls or audit, or other concerns are invited to communicate this information to independent members of the Board of Directors at:

The Independent Directors
Lincoln National Corporation
Centre Square, West Tower
1500 Market St, Suite 3900
Philadelphia, PA 19102-2112
Facsimile: 215-977-2881
Attention: Office of the Corporate Secretary

All complaints and concerns will be received and processed by the Corporate Secretary. Relevant and appropriate complaints and concerns will be referred to our Board’s Lead Director. You may report your concerns anonymously and/or confidentially. If you choose to report your concerns anonymously, we will be unable to contact you in the event we require further information in the course of our investigation. If you choose to report your concerns confidentially, we cannot guarantee absolute confidentiality. In certain circumstances, it would be impossible to conduct a thorough investigation without revealing your identity. No retaliatory action will be taken against employees who raise any concern in good faith.

Director Attendance At 2004 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our annual meeting of shareholders, but directors are encouraged to attend the annual meeting of shareholders. All of our directors, except Jill S. Ruckelshaus and Glenn F. Tilton, attended the 2004 annual meeting of shareholders.

Annual Report

Our Annual Report to Shareholders for the fiscal year 2004 (which includes a copy of our Form 10-K for 2004) is being mailed simultaneously with this proxy statement (in the same envelope) to shareholders of record at the relevant addresses appearing on our stock books. In addition, a printed copy of the Annual Report on Form 10-K will be provided on written request and without charge to any shareholder requesting it. Write to Corporate Secretary, Lincoln National Corporation, 1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, Pennsylvania 19102-2112. In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lfg.com.

For the Board of Directors,

C. Suzanne Womack, Secretary
April 8, 2005

EXHIBIT 1

Section 10. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 10. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

EXHIBIT 2

Section 11. Notice of Shareholder Nominees. Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. [Note: Article 10 is attached to this Proxy Statement as Exhibit 1.] Such shareholder’s notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 11 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 11. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

EXHIBIT 3

LINCOLN NATIONAL CORPORATION

AUDIT COMMITTEE CHARTER

LAST AMENDED MARCH 10, 2005

I.	Purposes of the Audit Committee: The primary purposes of the Audit Committee are to:

1.	assist the Board of Directors of Lincoln National Corporation (the “Corporation”) in its oversight of:

(i)	the integrity of the Corporation’s financial statements;

(ii)	the Corporation’s compliance with legal and regulatory requirements;

(iii)	the independent auditor’s qualifications and independence; and

(iv)	the performance of the Corporation’s General Auditor and independent auditor; and

2.	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

The primary function of the Audit Committee is oversight. In fulfilling its responsibilities hereunder, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing, accounting reviews, or procedures.

II.	Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom the Board of Directors has determined has no material direct or indirect relationship with the Corporation or any of its subsidiaries and each of whom satisfies the applicable membership requirements of the rules of the New York Stock Exchange. The Board of Directors shall determine that: (i) each member is “financially literate,” and one member has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and (ii) one member is an “audit committee financial expert,” as defined by the SEC.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses that determination in the Corporation’s annual proxy statement. No member of the Audit Committee may receive any compensation from the Corporation other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Prospective members shall be recommended by the Corporate Governance Committee of the Board of Directors, and elected annually by resolution of the Board of Directors at its first meeting following the annual meeting of shareholders. One member shall be designated from time to time by the Board of Directors as Chair of the Audit Committee (“Chair”).

III.	Meetings of the Audit Committee: The Audit Committee shall meet once every fiscal quarter, or more frequently if deemed necessary or desirable by the Chair. The Audit Committee shall meet separately at least annually with the Chief Financial Officer, the General Auditor, and the independent auditor to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed in separate session (“Separate Session”). With the exception of Separate Session, the independent auditor, Chief Financial Officer, General Counsel, General Auditor, Chief Compliance Officer and Corporate Secretary shall customarily attend meetings of the Audit Committee. The Audit Committee may, at its discretion, meet in executive session with or without the presence of the independent auditor or corporate officers.

The Chair shall provide reasonable notice of and set an agenda for all meetings.

IV.	Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	with respect to the independent auditor, which auditor shall report directly to the Audit Committee,

(i)	to retain and terminate the independent auditor;

(ii)	to approve all audit engagement fees and terms, as well as any non-audit engagements;

(iii)	to ensure that the independent auditor prepares and delivers at least annually a formal written statement describing: the auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Corporation, including each non-audit service provided to the Corporation by the independent auditor and the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and to discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the Corporation’s independent auditor;

(iv)	to review and evaluate the qualifications, performance and independence of the independent auditor and the lead partner of the independent auditor;

(v)	to discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing audit partner as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself; and

(vi)	if applicable, to consider whether the independent auditor’s provision to the Corporation of any non-audit services is compatible with maintaining the independence of the independent auditor.

2.	with respect to the General Auditor,

(i)	to consult with management before the appointment or replacement of the General Auditor;

(ii)	to participate in the annual performance review of the General Auditor;

(iii)	to receive from the General Auditor and review summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto, and also such other reports from the General Auditor as he or she deems necessary or desirable; and

(iv)	to review the responsibilities, budget and staffing of the Corporation’s internal audit function.

3.	with respect to the Corporation’s consolidated financial statements, financial reporting process, and systems of internal accounting and financial controls,

(i)	to receive from management and the independent auditor and review a timely analysis of significant financial reporting issues and practices;

(ii)	to discuss with the independent auditor the matters required to be discussed by or referred to in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

(iii)	to receive from the independent auditor and review the report to the audit committee required to be provided pursuant to Section 10A(k) of the Securities Exchange Act of 1934, as amended;

(iv)	to meet with management, the independent auditor, and the General Auditor:

•	to review the respective annual audit plans of the independent auditor and General Auditor;

•	to discuss the annual consolidated financial statements and the quarterly consolidated financial statements and the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s SEC filings and annual report to shareholders, if applicable;

•	to discuss any significant matters arising from any audit or report or any communication referred to in items 2(iii) or 3(ii) above, including any audit problems or difficulties, whether raised by management, the General Auditor or the independent auditor;

•	to discuss any difficulties the independent auditor encountered in the course of the audit, including any restrictions on its activities or access to requested information and any significant disagreements with management;

•	to discuss any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the audit team and their national office respecting auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation;

•	to discuss any significant proposed or contemplated changes to the Corporation’s accounting principles, policies, controls, procedures, practices, and auditing plans; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (d) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies;

(v)	to discuss guidelines and policies governing the process by which management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, and to discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditor assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended;

(vii)	to review policies and procedures with respect to officers’ expense accounts and perquisites and the results of audits of these areas;

(viii)	to discuss with the General Counsel any significant legal matters that may have a material effect on the Corporation’s business or consolidated financial statements;

(ix)	to discuss the types of information to be disclosed and the type of presentation to be made by the Corporation with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

(x)	to establish hiring policies for employees or former employees of the independent auditor; and

(xi)	to establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

4.	with respect to enterprise risk management,

(i)	to inquire about significant risks and exposures, if any; and

(ii)	to review and assess the steps taken to monitor and manage such risks.

5.	with respect to reporting and recommendations,

(i)	to prepare any report, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(ii)	to review and reassess this Charter at least annually and recommend any changes to the Board of Directors;

(iii)	to report the Audit Committee’s activities to the Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee deems appropriate; and

(iv)	to prepare and review with the Board of Directors an annual performance evaluation of the Audit Committee, to be conducted in such manner as the Audit Committee deems appropriate and to be provided either orally or in writing, which evaluation should compare the performance of the Audit Committee with the requirements of this charter.

V.	Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority to obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate, without seeking approval of the Board of Directors or management.

The independent auditor for the Corporation is ultimately accountable to the Board of Directors and the Audit Committee.

EXHIBIT 4

LINCOLN NATIONAL CORPORATION

COMPENSATION COMMITTEE CHARTER

LAST AMENDED MARCH 10, 2005

I.	Purposes

The Compensation Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Lincoln National Corporation (the “Corporation”):

1.	To discharge the Board’s responsibilities relating to compensation of the Corporation’s executives,

2.	To produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement,

3.	To insure that succession plans are in place for the CEO and other members of the Senior Management Committee,

4.	To insure that an effective management development planning process is in place consistent with the long-term needs of the Corporation, and

5.	To insure that the Corporation’s compensation and benefit plans for the CEO, key executives, officers and employees are competitive, support the Corporation’s overall business strategy and are fair in relation to personal and overall business performance.

II.	Membership, Structure and Operations

The Committee shall consist of three or more members of the Board. The members of the Committee shall meet, and shall be determined by the Board to meet, the independence requirements of the New York Stock Exchange. In addition, two or more members of the Committee shall be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The members of the Committee shall be elected, replaced and shall serve at the pleasure of the Board for such term or terms as the Board may determine. The Board, based on nominations recommended by the Corporation’s Corporate Governance Committee, shall elect members of the Committee. Committee members may resign by giving written notice to the Board. A Committee member may resign Committee membership without resigning from the Board, but a member shall automatically cease to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be “independent” as required above.

The Board shall designate one member of the Committee as its chairperson. The chairperson, in consultation with Committee members, if deemed appropriate, will determine the frequency and length of meetings necessary to carry out the Committee’s responsibilities. The chairperson shall preside at each meeting or, in the absence of the chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting. The draft agenda shall be reviewed and approved by the

Committee chairperson (or acting chair) in advance of distribution to the other Committee members. Any background materials, together with the agenda, should if practicable be distributed to the Committee members in advance of the meeting. Written minutes of each meeting, in the form approved at a subsequent meeting, shall be duly filed in the Company records. The Corporate Secretary is responsible for the distribution of the meeting agenda and the retention of appropriate Committee documentation. The Committee may invite the CEO and members of management to its meetings, as the Committee deems appropriate.

III.	Duties and Responsibilities

The Committee’s duties and responsibilities shall be:

1.	To establish, in consultation with senior management, the Corporation’s general compensation philosophy, and oversee the development and implementation of compensation programs.

2.	To annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Corporation’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years. Nothing in this charter should be construed as precluding discussion of CEO compensation with the Board.

3.	To review and approve all compensation strategies, policies and programs that encompass total remuneration of the Corporation’s Executive Officers and key personnel.

4.	To review and approve, within its authority as set forth below, the establishment of employee benefit plans. For amounts beyond that authority, it will recommend such establishment to the Board.

5.	To make recommendations to the Board with respect to the Corporation’s incentive compensation plans and equity-based plans.

6.	To review and approve all elements of remuneration for the Executive Officers of the Corporation including but not limited to: (a) annual base salary level, (b) annual incentive level, (c) long-term incentive level, stock options and other equity-based awards, (d) pension and other benefits, (e) employment agreements, (f) severance agreements, (g) change in control agreements or provisions and (h) any special or supplemental benefits.

7.	To (a) administer the Company’s Stock Option Plan and any other incentive plan or program providing for performance-based awards under Section 162(m) of the Internal Revenue Code with respect to those employees who are described in subsection 16(a) of the Securities Exchange Act of 1934 or who are or are expected to be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, (b) approve all such grants or awards that are intended to be exempt from the application of either or both of such provisions, and (c) take such actions and have such responsibilities as may be set forth from time to time in such plans or programs. For purposes of Section 162(m), the Committee shall include only those members qualified as “outside” directors as defined in that section. In addition, for purposes of Rule 16b-3, the Committee shall include only those members qualified as “non-employee” directors as defined in that rule.

8.	To insure that appropriate programs and procedures are established to provide for the development, selection and succession of officers and key personnel within the Corporation. In addition, the Committee shall review and recommend for Board approval, candidates for the Chairman and Chief Executive Officer positions.

9.	To establish procedures for the Committee to exercise oversight of the evaluation of management.

10.	To make regular reports to the Board of actions taken and other matters deemed appropriate to be brought to the Board’s attention at the next Board meeting.

11.	To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

12.	To perform a self-evaluation of the performance of the Committee annually. The evaluation shall be conducted in such manner as the Committee deems appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter.

13.	To perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.	Authority

1.	The Committee shall have authority to approve employee benefit and executive compensation plans and programs, provided the present value cost for each plan or change to a plan will not exceed $20 million for the next five years after the effective date of such change.

2.	The Committee may form and delegate authority to one or more subcommittees comprised of one or more members of the Committee.

3.	The Committee shall have sole authority to retain and terminate any compensation consultant and shall have sole authority to approve the consultant’s fees and other terms of retention.

4.	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

V.	Resources

The Committee shall have the resources necessary to discharge its duties and responsibilities.

EXHIBIT 5

LINCOLN NATIONAL CORPORATION

CORPORATE GOVERNANCE

COMMITTEE CHARTER

LAST AMENDED MARCH 10, 2005

I.	Purposes

The Corporate Governance Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Lincoln National Corporation (the “Corporation”):

1.	To assist the Board by identifying individuals qualified to become Board members,

2.	To recommend to the Board the director nominees for the next annual meeting of shareholders,

3.	To take a leadership role in shaping the corporate governance of the Corporation and recommend to the Board the Corporate Governance Guidelines applicable to the Corporation,

4.	To recommend to the Board director nominees for each Board committee,

5.	To evaluate competencies appropriate for the Board and to identify missing or under-represented competencies, and

6.	To assist in the evaluation of the Board and the evaluation of individual directors.

II.	Membership, Structure and Operations

The Committee shall consist of three or more members of the Board. The members of the Committee shall meet, and shall be determined by the Board to meet, the independence requirements of the New York Stock Exchange. The members of the Committee shall be elected, replaced and shall serve at the pleasure of the Board for such term or terms as the Board may determine. Committee members may resign by giving written notice to the Board. A Committee member may resign Committee membership without resigning from the Board, but a member shall automatically cease to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be “independent” as required above.

The Board shall designate one member of the Committee as its chairperson. The chairperson, in consultation with Committee members, if deemed appropriate, will determine the frequency and length of meetings necessary to carry out the Committee’s responsibilities. The chairperson shall preside at each meeting or, in the absence of the chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting. The draft agenda shall be reviewed and approved by the Committee chairperson (or acting chair) in advance of distribution to the other Committee members. Any background materials, together with the agenda, should if practicable be distributed to the Committee members in advance of the meeting. Written minutes of each meeting, in the form approved at a subsequent meeting, shall be duly filed in the Corporation’s records. The Corporate Secretary is responsible for the distribution of the meeting agenda and the retention of appropriate

Committee documentation. The Committee may invite the CEO and members of management to its meetings, as the Committee deems appropriate.

III.	Duties and Responsibilities

The Committee’s duties and responsibilities shall be:

1.	To identify individuals believed to be qualified to become Board members and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy on the Board (including one created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through election by the Board or by shareholders.

In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.

2.	To establish procedures for the Committee to exercise oversight of the evaluation of the CEO (in cooperation with the Compensation Committee) and the Board. Board evaluation includes assessing overall Board membership against required Board competencies, effectiveness of Board meetings and relationships between Board members and management.

In addition, the Committee is responsible for individual director assessments as set forth in the Corporation’s Corporate Governance Guidelines.

3.	To recommend to the Board members to serve on each committee of the Board and to identify Board members qualified to fill vacancies on any committee of the Board (including the Corporate Governance Committee).

In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including, without limitation, the consistency of the candidate’s experience with the goals of the committee and the extent to which the candidate’s experience complements the experience of the other committee members.

4.	To review and make recommendations to the Board regarding shareholder nominations for election as directors made in accordance with the procedures set forth in Article I, Section 11 of the Corporation’s Bylaws.

5.	To recommend to the Board the class of directors in which a nominee should serve.

6.	To recommend to the Board from time to time any changes the Committee believes desirable in the size of the Board or in the size, function or structure of the standing committees of the Board.

7.	To develop and recommend to the Board for inclusion in the Corporation’s Corporate Governance Guidelines standards for determining the independence of directors consistent with the requirements of the New York Stock Exchange and other applicable laws or regulations and review those standards and recommend to the Board appropriate changes, if any, at least annually.

8.	To develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and to review those principles and recommend to the Board appropriate changes, if any, at least annually.

9.	To make regular reports to the Board no less frequently than annually.

10.	To perform a self-evaluation of the performance of the Committee annually. The evaluation shall be conducted in such manner as the Committee deems appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter. The evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee.

11.	To recommend an overall compensation program for directors, including retainer, meeting fees, perquisites, deferred compensation, stock option plans or other incentive or retirement plans, and medical and life insurance coverage.

12.	To recommend share ownership expectations of Board members.

13.	To recommend to the Board such additional actions related to corporate governance matters as the Committee deems advisable from time to time.

14.	To perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.	Authority

1.	The Committee may form and delegate authority to one or more subcommittees comprised of one or more members of the Committee.

2.	The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firms’ fees and other terms of retention.

3.	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

V.	Resources

The Committee shall have the resources necessary to discharge its duties and responsibilities.

EXHIBIT 6

Lincoln National Corporation

Board of Directors

Corporate Governance Guidelines

LAST AMENDED MARCH 10, 2005

I.	Introduction

The Board of Directors of Lincoln National Corporation (the “Corporation” or “LNC”), acting on the recommendation of its Corporate Governance Committee, has developed and adopted a set of Corporate Governance Guidelines (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions.

II.	Membership Criteria

A majority of the Board shall at all times be comprised of independent directors as defined by the applicable New York Stock Exchange (“NYSE”) listing standards. Members of the Board of Directors should have the highest professional and personal honesty and integrity, consistent with longstanding values and standards of the Corporation. They should have broad experience at the policy-making level in business, government, education, insurance, investment management or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

The Corporate Governance Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, professional accomplishments, integrity, skills such as understanding of marketing, finance, accounting, regulation and public policy, international background, commitment to the Corporation’s shared values, etc. – all in the context of an assessment of the perceived needs of the Board at that point in time.

The independent directors shall not serve on more than four boards of publicly held companies in addition to the LNC board, and inside directors shall not serve on more than two boards of publicly held companies in addition to the LNC Board.

III.	Duties and Responsibilities

A.	Attending Board meetings and Board Committee meetings on which they serve and spending the time needed to review meeting materials and properly discharge their responsibilities.

B.	Evaluating the performance of the Corporation and its executive management including: (i) overseeing the conduct of the Corporation’s business to evaluate whether it is being effectively managed, including through regular meetings of the outside directors without the presence of management and (ii) selecting, regularly evaluating and planning for the succession of the Chief Executive Officer (“CEO”) and such other members of executive management as the Board deems appropriate, including fixing the compensation of such individuals.

C.	Evaluating the CEO at least annually. The Lead Director will chair a meeting of independent directors to discuss the evaluation and will communicate the results to the CEO. In the absence of the Lead Director, the Chair of the Compensation Committee will have this responsibility.

The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, management development, and the like. Criteria should be developed by the CEO in consultation with the Compensation Committee and approved by the Board.

The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the CEO.

D.	Reviewing the annual succession planning report from the CEO including the position of CEO and all members of the Senior Management Committee.

E.	Reviewing the annual management development program report from the CEO.

F.	Reviewing the Corporation’s strategic plans and objectives, including the principal risk exposures of the Corporation.

G.	Providing advice and counsel to the CEO and other executive management of the Corporation.

H.	Assisting management in the oversight of compliance by the Corporation with applicable laws and regulations, including the public reporting obligations of the Corporation.

I.	Overseeing management in the safeguarding of assets through the maintenance of appropriate accounting, financial and other controls.

J.	Electing members of Board committees and overseeing any required or appropriate Committees of the Board established for purposes of executing any delegated responsibilities from the Board.

K.	Determining the form and amount of compensation for Directors taking into account their responsibilities as such and as members of any Committee of the Board.

L.	Evaluating the overall effectiveness of the Board as well as selecting and recommending to shareholders for election an appropriate slate of candidates for the Board.

In discharging their responsibilities, directors must exercise their business judgment to act in a manner that they believe in good faith is in the best interests of the Corporation and its shareholders. In carrying out their responsibilities directors should be entitled to rely on the honesty and integrity of the Corporation’s officers and outside advisers and auditors.

Directors shall be entitled to require that the Corporation purchase reasonable liability insurance on their behalf and to accord them the benefits of indemnification and exculpation to the fullest extent permitted by applicable law and the Corporation’s Articles of Incorporation and Bylaws.

IV.	Structure and Operation of the Board

A.	Size and Composition

1.	Size of the Board- It is the sense of the Board that a size of 10 to 13 directors is most favorable. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate.

2.	Mix of Non-Independent and Independent Directors - The Board believes that as a matter of policy, the composition of the Board should include the President, if elected, and the Chairman of the Board, if elected. All other directors should be independent. The definition of “independent director” shall be as set forth in the rules of the NYSE, as such rules may from time to time be amended.

3.	Former Employee Board Membership - A director who is an employee will cease to be a director as of the date the director ceases to be an employee, for whatever reason.

4.	Selection of New Director Candidates - The Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board delegates the screening process involved to the Corporate Governance Committee with input from the CEO.

5.	Extending the Invitation to a New Potential Director to Join the Board - The invitation to join the Board should be extended by the Board itself through the Chair of the Corporate Governance Committee and, if desired, the Chairman of the Board, together with other independent director(s) when deemed appropriate.

6.	Directors Who Change Their Present Job Responsibility - Individual directors who change their employment status should inform the CEO and the Chair of the Corporate Governance Committee of the change. In addition, they must volunteer, in writing, to resign from the Board. The Corporate Governance Committee, in consultation with the CEO, will evaluate the offer to resign and make a recommendation to the Board.

7.	Directors Who Desire to Accept a Board Position with Another Public Company - Individual directors who desire to accept a directorship (or, in the case of a business entity other than a corporation, a comparable position) (“Directorship”) of a corporation or other business entity with a class of securities registered under the Securities Exchange Act of 1934 (i.e., a public company) should inform the CEO in advance of such acceptance.

The CEO, after considering any conflict of interest, antitrust or other matters deemed appropriate, will advise the director in writing of the Corporation’s position. The CEO will also apprise the Corporate Secretary, the Chair of the Conflicts of Interest Committee, and the Board of his/her determination. If the Corporation’s position is that the director should not be permitted to accept the Directorship while continuing as a director of the Corporation, the director shall inform the CEO whether he/she nevertheless intends to accept the Directorship and shall resign from the Board prior to doing so.

8.	Term Limits - The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

9.	Retirement Age – Independent directors shall retire from the LNC board and the boards of LNC subsidiaries, if any, at the end of the second day immediately preceding the annual meeting of shareholders next following, or coinciding with, the attainment of age 70. Inside directors shall retire pursuant to the Retirement Policy for the Senior Management Committee.

B.	Offices of Chairman and CEO Currently, the Bylaws of LNC provide that the Chair of the Board, if elected, and the President, if elected, will be chosen from among the directors. If both offices are filled, the Board designates one of the officers as the Chief Executive Officer. If only one office is filled, that officer is the Chief Executive Officer.

The Board has no policy respecting the need to separate the offices of Chairman of the Board and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation to make a determination whenever it elects a new CEO. The Board recognizes that there may be circumstances in the future that would lead it to separate these offices, but the Board believes there is no reason to do so at this time.

C.	Lead Director At the Board meeting associated with the Annual Meeting of Shareholders each year (the “Annual Board Meeting”), the Board will decide whether to designate a lead director of the Board (the “Lead Director”) to serve until the next Annual Board Meeting. The Board can, of course, terminate or initiate such designation at any time between Annual Board Meetings if it so desires. If the Board decides to designate a Lead Director, the director so designated shall be chosen from among the independent directors and shall perform the following functions: 1) be available to the CEO for consultation on issues of corporate importance which may involve Board action and in general be a resource to the Chairman/CEO on an as needed basis; 2) chair meetings of the independent directors (which normally will be held in conjunction with the regular meetings of the Board of directors); 3) refer and defer to appropriate Board committee chairs all matters within the scope of such committees as may be set forth from time to time in the respective committee charters; 4) be a key communicator, along with committee chairs, between the directors and the Chairman/CEO on matters deemed appropriate by the Board; (however, it should be clear that the Chairman/CEO is responsible directly to the Board in its entirety and individual Board members have the prerogative of communicating directly with the Chairman/CEO and the reverse.); 5) be available to independent directors for discussion of Board issues or other matters; and 6) in the event of the incapacitation of the CEO, contact the corporate secretary to call a meeting of directors pursuant to Article II, Section 3 (Special Meetings) of the Corporation’s Bylaws to consider what action is appropriate, including the possible election of an acting CEO or a new CEO.

D.	Board Meetings

1.	Frequency – The Board shall meet at least six times a year. Additional meetings may be scheduled as necessary or appropriate in light of circumstances.

2.	Selection of Agenda Items for Board Meetings - The CEO, in consultation with the Lead Director, will establish the agenda for each Board meeting. At the beginning of the fiscal year the CEO will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen) and will review it with the Board. Each director is free to suggest the inclusion of items on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. At least one Board meeting each year will, among other things, be for the purpose of reviewing: (i) long-term strategic plans and the principal issues that LNC will face in the future, (ii) strategic objectives, (iii) business and financial performance for the prior year, including a review of the achievement of strategic objectives, and (iv) the Corporation’s compliance with applicable law and listing standards.

3.	Regular Attendance of Non-Directors at Board Meetings - The CEO may invite officers to attend Board meetings. An objective of the Board, however, is to limit the number of outsiders in meetings. Therefore, attendance by non-directors should be restricted to topics where their expertise is desired.

4.	Board Materials Distributed in Advance - It is the sense of the Board that information and data that are important to the Board’s understanding of the business be distributed in writing to the Board before the Board meets. The officers will make every attempt to see that this material is as brief as possible while still providing the desired information.

5.	Presentations - As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the material. On those occasions in which the subject matter is too sensitive to put on paper, the presentation will be discussed at the meeting.

6.	Minutes – The Secretary of the Corporation normally shall record minutes of all meetings of the Board and Shareholders. In the absence or incapacity of the Secretary, the Chairman may designate an Assistant Secretary, a Director, the General Counsel or outside counsel to record the minutes of meetings of the Board, Board Committees or Shareholders.

With respect to any matter, a Director voting against a proposal may ask to have his or her dissent recorded in the minutes of the meeting, and the Secretary shall do so.

7.	Executive Sessions of Independent Directors - The independent directors will meet in executive session in connection with each regularly scheduled Board meeting and at such other times as they may desire. Each regularly scheduled Board meeting agenda will specify an executive session. Executive sessions are meetings of independent directors. Inside directors and management do not attend these sessions. Executive sessions are not Board meetings. Any matter may be discussed during an Executive Session, but Board action cannot be taken during such sessions. Board action may only be taken at Board meetings (including telephonic meetings) or by the unanimous written consent of all Board members to action without a meeting. Executive sessions will be chaired by the Lead Director who will provide feedback to the CEO. In the Lead Director’s absence, the chair of the Corporate Governance Committee will chair these sessions. Board committees that are composed of both inside and independent directors may have executive sessions at which inside director(s) are not present on a basis similar to executive sessions of the Board.

Minutes need not be taken at executive sessions of the Board or Board committees composed of both inside and independent directors. If minutes are taken, they should not be kept with or included in the minutes of the Board or Board committee. If a committee is composed solely of independent directors and management personnel are asked to leave, whether minutes need to be taken depends on whether the committee meeting is adjourned. If management is asked to leave, but the meeting is not adjourned, then minutes need to be taken and are part of the official minutes of the committee. If the meeting is adjourned, and independent directors meet without management, minutes need not be taken, and, if taken, should not be kept with our included in the minutes of the meeting. If minutes are taken during an executive session, the chair of the session should designate an acting secretary for the session.

E.	Access to Management

Board members shall have complete access to LNC’s officers and counsel. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operation of the Corporation and that such contact, if in writing, be copied to the CEO.

Furthermore, the Board encourages the CEO to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas and (b) represent managers with future potential that the senior officers believe should be given exposure to the Board.

F.	Access to Outside Counsel and Other Advisors

The Board and Board Committees may retain outside counsel, financial or other advisors, as they deem appropriate, without consulting with or obtaining the approval of any officer of the Corporation with respect to any issue relating to matters subject to their respective authority.

G.	Board Interaction with Institutional Investors, the Press, Customers, etc.

The Board believes that the appropriate officers speak for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. It is expected that Board members would do this with the knowledge of the CEO and, absent unusual circumstances, only at the request of the CEO.

In no event shall any Director disclose any material non-public information concerning the Corporation. Among other considerations, such disclosures may violate applicable law. Questions about such information should be directed to the General Counsel. In the event that a Director inadvertently discloses information that may be material and non-public, he or she should immediately so advise the General Counsel.

H.	Committees of the Board

1.	Committee Structure - The Board has the following committees: the Audit Committee, the Committee on Corporate Action, the Compensation Committee, the Corporate Governance Committee, the Development Committee and the Securities Committee. The Board has the flexibility to form a new committee. It is the policy of the Board that only independent directors serve on the Audit, Compensation and Corporate Governance Committees. All independent directors should be a member of at least one committee and, ideally, two. Committee chairs shall serve on a committee in addition to the one that they chair only in cases where the Board believes they will have adequate time to properly handle both responsibilities. All non-independent directors shall be members of the Development Committee. Ideally, all committees should have a minimum of four independent directors. The Board shall have authority to disband any ad hoc or standing Committee when it deems it appropriate to do so, provided that the Corporation shall at all times have Audit, Compensation, and Corporate Governance committees and such other committees as may be required by applicable law or listing standards.

The members of the Audit, Compensation and Corporate Governance committees shall at all times meet the independence and other requirements of applicable law and listing requirements.

2.	Written Charters – Each standing Committee shall have a written charter, which shall be approved by the Board and state the purpose of such Committee. Committee charters shall be reviewed not less frequently than annually to reflect the activities of each of the respective Committees, changes in applicable law or regulation and other relevant considerations, and proposed revisions to such charters shall be approved by the Board.

3.	Assignment and Rotation of Members - The Corporate Governance Committee recommends to the Board the members and chairs of the committees taking into account the desires of individual Board members and the suggestions of the CEO. The Board elects committee members and designates committee chairs.

It is the sense of the Board that consideration should be given to periodically rotating committee chairs and members. The Board does not feel that committee members’ rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual director’s committee membership for a longer period or to shorten the period. The learning time to become an active contributor on a particular committee is also a factor. Committee chairs shall serve for a minimum of three years and a maximum of six years unless such limitations are shortened or extended by the Board.

4.	Agendas - The chair of each committee, in consultation with its members and the appropriate corporate officers, will develop the committee’s agenda and frequency and length of meetings consistent with its charter.

At the beginning of the fiscal year each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to all directors.

Directors may attend any Board committee meetings where subjects of particular interest to them are being discussed. It is expected, however, directors would consult with the chair of the committee before attending.

I.	Compensation of Directors

The Board sets the level of compensation for directors, based on the recommendation of the Corporate Governance Committee. Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

From time to time the Corporate Governance Committee shall review the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other companies in its peer group and other large U.S. companies of similar size. An appropriate officer will report once a year to the Committee the status of the Corporation’s Board compensation in relation to its peer group and other U.S. companies of similar size. The Committee’s review may be conducted with the assistance of outside experts in the field of executive compensation.

Changes in Board compensation, if any, should come at the recommendation of the Corporate Governance Committee, but with full discussion and concurrence by the Board.

It is the policy of the Board that a portion of director compensation be in the form of stock. The current stock ownership target is three times the cash portion of the retainer within a five-year period after joining the Board.

J.	Director Orientation and Education

New Directors shall participate in an orientation program, which shall generally be conducted within two months of the new Director’s election. The agenda for the orientation program shall be determined by the Chairman, in consultation with the Chief Executive Officer (if different from the Chairman), the Chief Financial Officer, the General Counsel, and the Lead Director, who may consult, as appropriate, with Chairpersons of the standing committees. The orientation program shall address the Corporation’s strategic plans, significant risk exposures, compliance programs (including its code of business conduct and ethics) and may include presentations by the Corporation’s executive management, internal auditors and independent auditors, as well as one or more visits to the Corporation’s headquarters or other operating sites. All Directors shall be invited to attend each orientation program. The Board shall encourage Directors to participate in continuing education programs, and the Corporation shall pay the reasonable expenses of attendance by a Director of at least one such program per year.

K.	Annual Assessment of the Board’s Performance

The Board shall conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. To assist the Board in this self-evaluation, the Corporate Governance Committee is responsible for preparing an annual assessment of the Board’s performance. This assessment will be discussed with the full Board following the end of each fiscal year. This assessment should be of the Board’s contribution as a whole and specifically review areas in which the Committee or the CEO believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to target individual Board members.

In addition, the Corporate Governance Committee is responsible for individual director assessments and shall obtain input for such assessments from all Board members other than the director being assessed. These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term. The lead director shall be responsible for confidentially communicating the results of an individual director assessment to the director. The purposes of such assessments are to improve the effectiveness of each director and to provide input to the Corporate Governance Committee regarding whether a director should be nominated for a new term.

L.	Public Availability of Governance Documents

These Corporate Governance Guidelines; the charters for the Audit, Corporate Governance, and Compensation Committees; and the Corporation’s Code of Business Conduct and Ethics shall be posted on the Corporation’s website. The Corporation’s annual report on Form 10-K filed with the SEC shall state that the foregoing information is available on its website, and that the information is available in print to any shareholder who requests it.

V.	Guidelines For Determining the Independence of Directors

Following are the criteria to be used to determine the independence of each director of the Corporation, in accordance with the requirements set forth in Section 303A of the New York Stock Exchange Listed Company Manual, which apply to all companies listed with the NYSE, and as required by The Sarbanes-Oxley Act of 2002.

A director will be considered by the Board to be independent if the director has no material relationship with the Corporation (directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) other than as a director. Material relationships may include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The following is a list of the criteria that the Board of Directors shall apply in making such determinations.

A.	A director who is an employee, or whose immediate family member is an executive officer, of the Corporation is not independent until three years after the end of such employment relationship.

B.	A director who receives, or whose immediate family member receives, during any 12 month period within the last three years more than $100,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent.

C.	A director will not be independent if: (i) the director or an immediate family member is a current partner of the Corporation’s external or internal auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participants in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediately family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

D.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Corporation’s present executives serves on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

E.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues is not “independent” until three years after falling below such threshold.

F.	A director who is also a member of the Corporation’s Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934:

1.	A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation (provided that such compensation is not contingent in any way on continued service)

2.	A director is not independent if he or she is an “affiliated person” (as defined in Section 10A-3 of the Exchange Act) of the Corporation or any of its subsidiaries.

Notwithstanding the categorical standards set forth above, in order for a director to be deemed to be independent under the NYSE Listed Company Manual, the Board of Directors must affirmatively determine that the director has no material relationship with the Corporation (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation, including any contributions the Corporation made to a charitable organization of which the director serves as an executive officer).

VI.	Code of Business Conduct and Ethics

The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the longstanding values and standards of the Corporation. The Corporation has adopted a Code of Business Conduct and Ethics applicable to directors, officers and employees that is designed to support the values and standards of the Corporation and to comply with the laws, rules and regulations that govern the Corporation’s business. Directors are expected to report any possible conflict of interest between the director and the Corporation to the Board, and the Board shall take appropriate action. The Board or a Board committee must approve all waivers of the Code of Business Conduct and Ethics for executive officers and directors and all such waivers shall be promptly disclosed to shareholders.

VII.	Securityholder Communications Process

The Corporation shall provide a process for security holders to send communications to the Board. The Board has approved a process for such security holder communications based on the recommendation of the Corporate Governance Committee. Such communications process, along with the identity of the directors to whom security holders can send communications and other relevant information, shall be described in the proxy statement relating to the Corporation’s annual meeting of shareholders. The Board shall review such security holder communications process from time to time and implement such changes, if any, as it deems appropriate.

VIII.	Certification with respect to NYSE Corporate Governance Listing Standards

The Corporation’s CEO shall certify annually as required by NYSE rules that, as of the date of certification, he is not aware of any violations by the Corporation of applicable NYSE corporate governance listing standards. The Corporation’s CEO shall promptly notify the NYSE in writing after any executive officer of the Corporation becomes aware of any material non-compliance with any applicable NYSE corporate governance listing standard.

IX.	Revisions of These Guidelines

Each year, the Corporate Governance Committee shall re-evaluate these Guidelines and recommend to the Board such revisions as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively.

EXHIBIT 7

Policy Regarding Approval of Services of Independent Auditor

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to approve in advance all services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Corporation. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules governing the audit committee’s engagement of the independent auditor, as well as rules setting forth the types of services that an independent auditor may not provide to its audit client.

The SEC’s rules provide two methods for approving in advance (referred to as “pre-approving”) the proposed services of the independent auditor. Services may be pre-approved as part of a specific engagement approved by the Audit Committee, or may be pre-approved if they have been generally authorized by the Audit Committee pursuant to a policy complying with SEC rules. Accordingly, and intending to comply with SEC rules, the Audit Committee has adopted this policy regarding the pre-approval of services of the independent auditor.

In pre-approving services, the Audit Committee will consider whether the provision of any service might impair the independence of the independent auditor. As part of that analysis, the Audit Committee shall consider whether the provision of the service, alone or in combination with other such services, would violate any of three basic principles recognized by the SEC: (i) the auditor cannot audit his or her own work, (ii) the auditor cannot function as a part of management, and (iii) the auditor cannot serve in an advocacy role for the client.

II. Specific Pre-approval

The annual audit services engagement terms and fees and any amendments thereto will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.1 These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition, any services that are not the subject of a general pre-approval under this policy shall require the Audit Committee’s specific pre-approval.

III. General Pre-approval

The Audit Committee shall periodically and not less than annually pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as it deems appropriate from time to time. Such pre-approval will require that the Audit Committee first receive and evaluate detailed back-up documentation regarding each service being pre-approved. Also, the Audit Committee will specify a

1	The use of the term “audit services” herein is not intended to correspond to the grouping of services associated with the disclosure of “audit fees” in the proxy statement.

maximum fee for each service being pre-approved, beyond which further approval of the Audit Committee will be required.

The period of time covered by any pre-approval shall be as specified in the terms of the pre-approval. However, it is anticipated that the Audit Committee will consider pre-approvals concurrently with its consideration of the annual audit services engagement, and that the term of each pre-approval will be twelve months.

IV. Excluded Services

The Audit Committee will not approve the provision of any non-audit services by the independent auditor which are prohibited by the SEC. A list of the SEC’s prohibited non-audit services is included at Appendix A. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. Procedures

Proposed services of the independent auditor that are not the subject of a specific pre-approval pursuant to Section II above will be evaluated by the General Auditor. The General Auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and whether the fees for such services are within approved fee levels. If these conditions are satisfied, then the provision of services can commence and the General Auditor shall inform the Audit Committee at its next meeting of the services provided. Proposed services that do not satisfy these conditions require specific pre-approval by the Audit Committee and may be submitted to the Audit Committee by either the independent auditor or the General Auditor. The General Auditor will immediately report to the Audit Committee any breach of this policy that comes to his attention.

APPENDIX A

SEC PROHIBITED SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client[2]

•	Financial information systems design and implementation[2]

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports[2]

•	Actuarial services[2]

•	Internal audit outsourcing services[2]

•	Management Functions

•	Human Resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services

•	Expert services unrelated to the audit

[2]	Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

EXHIBIT 8

LINCOLN NATIONAL CORPORATION

AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Amended and Restated Incentive Compensation Plan (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock Units, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Board” means the Corporation’s Board of Directors.

(e) “Change of Control” shall have the same meaning ascribed to such term in the Lincoln National Corporation Executives’ Severance Benefit Plan (the “Severance Benefit Plan”) on the date immediately preceding the Change of Control.

(f) “Change of Control Price” means an amount in cash equal to the higher of (i) the amount of cash and Fair Market Value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change of Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time,

including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means at any date each of those members of the Compensation Committee of the Board who shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m). Unless otherwise designated by the Board, the Committee shall include not fewer than three members. In the event that fewer than three members of the Compensation Committee are eligible to serve on the Committee, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(j) “Deferred Stock Unit” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(k) “Effective Date” means January 1, 1997.

(l) “Eligible Person” means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including employees, agents and brokers who may also be directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(o) “Fair Market Value” means the Fair Market Value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock shall be the average of the highest and lowest prices of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the last trading day prior to the date on which the determination of Fair Market Value is being made.

(p) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(q) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(r) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(g) hereof.

(t) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(v) “Preexisting Plans” mean the Lincoln National Corporation 1986 Stock Option Incentive Plan (the “Stock Option Plan”) and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the “EVSP”).

(w) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(x) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

(y) “Stock” means the Corporation’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(z) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements and restrictions set forth in Section 8(e). The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 32,226,512; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 2,000,000. Any shares of Stock that may be issued in payment of Awards, other than Options and SARs, granted on or after May 12, 2005 shall be counted against the 32,226,512 limit described above as 3.25 shares for every share of Stock issued in connection with such Award. Shares of Stock issued in connection with Awards granted prior to the amendment and restatement of the Plan approved by shareholders of the Corporation on May 12, 2005 shall be counted against the 32,226,512 limit on a share-per-share basis.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award measured solely by the increase in value of shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award under the Plan, or an award under a Preexisting Plan, that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under the Plan; except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. With respect to stock settled SARS, the full issuance of shares to settle such Awards will count against shares available under the Plan.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 2,000,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of the following separate provisions: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under Section 8(c) of the Plan as an Annual Incentive Award or other cash annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year by any one Participant shall be $8,000,000, and the maximum cash amount that may be earned under Section 8(b) of the Plan as a Performance Award or other cash Award payable in cash (currently or on a deferred basis) in respect of any individual performance period by any one Participant shall be $8,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6, provided, however, that no Award shall be made under this Section 6 prior to the date on which shareholders of the Corporation approve the adoption of the Plan. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to

Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee or its designee’s sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e) below.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price) over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which any Stock payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change of Control or other events as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Employer under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or its successor (the “Deferred Compensation Plan”) in units which are equivalent in value to shares of Common Stock (“Deferred Stock Units”). Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards do not impair a participant’s exemption from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards; No Repricing. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Notwithstanding any other provision of this Plan, no Option that has been granted by the Corporation or a subsidiary thereof shall be thereafter repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with a change in the Corporation’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Option.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award not provided for in the original Award agreement, except that this provision shall not prevent the Committee or its designee from converting an Award to Deferred Stock Units as provided under Section 6(a) above or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

(i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

(ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

(iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the provisions of this Section 7(e). Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery. In the case of any Participant whose employment is terminated by the Corporation and its subsidiaries without “cause” (as defined in the Award agreement), however, a failure of the Participant to comply with the provisions of Section 7(e)(i) after such termination of employment shall not in itself cause rescission or require repayment with respect to any Award exercised, paid or delivered before such termination.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies; and (11) any criteria comparable to those listed above that shall be approved by the Committee. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day after the beginning of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an

Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change of Control. In the event of a “Change of Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(a) Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(b) Restricted Stock and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(c) Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan.

10. General Provisions.

(a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Corporation under U.S. Generally Accepted Accounting Principles.

(e) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its subsidiaries as it may deem desirable.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Indiana law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Awards Under Preexisting Plans. No further awards shall be granted under the Preexisting Plans, after the Effective Date with respect to the EVSP and after Midnight, May 15, 1997 with respect to the Stock Option Plan. The Committee may waive any conditions or rights under or amend or alter any awards granted under the Preexisting Plans to the extent provided in either (i) the Preexisting Plan under which the award was made or (ii) Section 10(e) hereof.

(l) Plan Effective Date and Shareholder Approval. The Plan was originally adopted by the Board as of the Effective Date, subject to approval by the shareholders of the Corporation on May 15, 1997, was amended and restated by the Board on March 8, 2001, subject to approval by the shareholders of the Corporation on April 10, 2001, and amended and restated to its current form on March 25, 2005, subject to approval by the shareholders of the Corporation on May 12, 2005.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR items 1, 2 and 3.

1. To elect directors.	FOR	WITHHELD FOR ALL NOMINEES	Nominees for three-years terms expiring 2008.			FOR	AGAINST	ABSTAIN

For all nominees except as witheld as noted below.	☐	☐	01 Marcia J. Avedon, Ph.D. 02 J. Patrick Barrett 03 Michael F. Mee	2.	To ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm.	☐	☐	☐
						FOR	AGAINST	ABSTAIN

				3.	To approve the Amended and Restated Incentive Compensation Plan.	☐	☐	☐

				4.	In their discretion, to act or vote upon other matters which may properly come before the meeting or any adjournment thereof.

- all as described more fully in Lincoln National Corporation’s proxy statement for the 2005 Annual Meeting of Shareholders.

All to the right in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature must be that of the Shareholder. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys in fact, etc. should so indicate when signing.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐	Choose MLinkSM for fast, easy and secure 24/7 online access to you proxy materials, investment plan statements, tax documents and Simply log on to Investor ServiceDirect® at www.melloninvestor.com where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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LINCOLN NATIONAL CORPORATION

Annual Meeting of Shareholders to be held May 12, 2005

This Proxy/Voting Instruction is Being Solicited by the Board of Directors

PROXY [GRAPHIC]

The undersigned shareholder in LINCOLN NATIONAL CORPORATION (the “Corporation”), an Indiana corporation, appoints JON A. BOSCIA, JILL S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the shareholders of the Corporation, to be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, PA, 10:00 a.m., local time, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given. This proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the trustees of the Corporation’s Employees’ and Agents’ Savings and Profit-Sharing Plans.

A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

This proxy/voting instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2 AND 3. If no voting instruction is given to the trustees, the trustees will vote your shares in proportion to the shares held by your plan for which voting instructions have been received.

AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be Signed, on reverse side)

Address Change/Comments (Mark the corrosponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

To shareholders receiving electronic documents:

You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln National Corporation (“LNC”) scheduled for Thursday, May 12, 2005 at 10:00 a.m. local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce, 2001 Market Street, Philadelphia, Pa.

If you are not able to attend the Annual Meeting in person, please use the link below to vote electronically on the web site.

To vote your proxy online you will need to use your unique control number. Your control number is xxxxxxxxxxxx.

For assistance with online voting or accessing the Annual Report or Proxy materials electronically, please call LNC Shareholder Services at 1-800-237-2920.

A printed version of the Annual Report, Proxy Statement and proxy card is available by request. If you would like to receive a paper version of these materials, please call Mellon Investor Services at 1-866-541-9693.

Thank you,

Mellon Investor Services

Proxy Voting Agent of

Lincoln National Corporation